Exhibit 10.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 29, 2014 (the “Effective Date”), by and among THINH D. NGUYEN, M.D. (“Dr. Nguyen”) and HAN C. PHAN, each an individual resident of the State of Georgia (collectively, “Sellers”), and ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Buyer”).

A.                  Sellers own all of the issued and outstanding membership interests (the "Interests") of MedHelp, LLC, a Georgia limited liability company (the "Company");

B.                   Through the Company, Sellers operate an urgent care, walk-in medical business (the “Business”) from leased premises located at 5304 Windward Pkwy #103, Alpharetta, GA 30004 (the “Center”); and

C.                   Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Interests on the terms and subject to the conditions described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1                Purchased and Sale.  Subject to the terms and conditions set forth in this Agreement, at the closing of the purchase and sale of the Interests (“Closing”), Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Interests, free and clear of all Liens (defined in Section 1.8(a)) in exchange for the Purchase Price (defined in Section 1.2).

1.2                 Purchase Price.  The aggregate consideration for the sale, assignment, transfer and delivery of the Interests, subject to the adjustments described in this Agreement, is Eight Hundred Eighty Thousand Dollars ($880,000) (as adjusted herein, the “Purchase Price”).  The Purchase Price shall be paid, at Closing, as follows:

(a)            Buyer shall pay to a single account designated by Sellers, by wire transfer of immediately available funds, an amount equal to the following (as calculated, the “Cash Purchase Price”): (i) the Purchase Price, minus (ii) the aggregate value of all Liabilities (defined in Section 2.12) of the Company other than the Assumed Payables (defined in Section 1.3), minus (iii) the initial principal balance of the Note (defined in Section 1.2(b)).

(b)            The amount of $100,000, as may be adjusted pursuant to this Agreement, shall be paid by delivery of a promissory note executed by Buyer in favor of Sellers in substantially the form attached as Exhibit A (the “Note”).  Simple interest shall accrue on the outstanding principal balance of the Note at the rate of 5% per annum.  The outstanding balance of principal and interest shall be payable in full, on the one-year anniversary of the date of Closing (the “Closing Date”).

1.3                 Liabilities.  At Closing, the Company shall be free of all Liabilities except for up to $15,000 of non-delinquent trade payables (the “Assumed Payables”), which Buyer shall assume.  The Purchase Price shall be reduced dollar for dollar by the amount of the Company’s Liabilities as of the Closing Date other than the Assumed Payables.  If any Liabilities existing, arising or relating to events that took place prior to Closing (other than the Assumed Payables) are discovered within 60 days of the Closing Date and (i) are not timely paid by Sellers, or (ii) if Buyer determines that Sellers’ failure to make any such payments will impair or impede Buyer’s conduct of the Business or otherwise adversely affect Buyer or the Business, then Buyer (or its applicable Affiliates) may elect to make all such payments directly and Sellers shall promptly reimburse Buyer for all payments so made, and, in addition to any other rights or remedies Buyer may have in this Agreement or at law or in equity, Buyer will have the option, in its sole discretion, to recover such amounts by offsetting such amounts against the Note or any amount payable to Sellers, including pursuant to any employment or other agreement with Buyer or any Affiliate of Buyer.

1.4                 Prorations. At Closing, and without limiting Sellers’ obligations under Section 1.3, Buyer and Sellers shall prorate, effective as of 12:01 a.m. on the date immediately following the Closing Date, real estate and personal property lease payments and all other expenses (including utilities and regardless of whether currently due or due within or more than 30 days after the Closing) and taxes with respect to the Assets, all in accordance with the terms of this Agreement. Notwithstanding the foregoing, Retained Liabilities shall be the exclusive obligation and liability of Seller.

1.5                 Cash Accounts and QTC Accounts Assignment.  Except for $30,000, which shall remain in the Company’s bank account at Closing, Sellers shall be entitled to withdraw all of the Company’s cash at any time prior to Closing (i.e., 11:59 p.m. on the Closing Date).  Additionally, at Closing, the Company and Dr. Nguyen shall enter into an Assignment Agreement, pursuant to which the Company shall assign to Dr. Nguyen, effective immediately prior to Closing, all receivables for services performed by or on behalf of the Company through the Closing Date under that certain Agreement between the Company and QTC Medical Group, Inc., effective as of September 18, 2013 (as amended from time to time), pursuant to which Company, among other things, provides certain examination and evaluation services to veterans (the “QTC Receivables”).  At Closing, Sellers shall take all necessary action to cause for the individuals designated by Buyer to be added as authorized signatories on the Company’s bank account.

1.6                 Closing.  The Closing shall occur no later than, and this Agreement shall expire on, November 15, 2014 (the “Expiration Date”), at a location mutually agreeable to the parties, whether in person, through the delivery on or prior to Closing of originally executed documents or scanned copies of originally executed documents to the satisfaction of both parties; provided that all conditions precedent and other matters required to be completed as of Closing, have been or will be completed on such date.  Closing shall be deemed to occur and shall be effective as of 11:59 p.m. on the Closing Date.  All events occurring at Closing shall be deemed to occur simultaneously.

1.7                Allocation of Purchase Price.  Buyer and Sellers acknowledge that pursuant to Revenue Ruling 99-6 and other applicable Internal Revenue Service (“IRS”) guidance, the Transaction will be taxed as a deemed liquidation of the Company’s assets to Sellers followed by a sale by Sellers of all Company assets to Buyer.  Accordingly, and pursuant to applicable statutory and regulatory requirements, the Purchase Price shall be allocated among the Company assets for all purposes in the manner set forth in Schedule 1.7.  Buyer and Sellers shall independently prepare and file with the IRS a Form 8594, on a basis consistent with the allocation set forth in Schedule 1.7, and no party shall take any position (whether in audits, tax returns or otherwise) inconsistent with such allocation unless required to do so by applicable law.

1.8                 Sellers Closing Deliveries.  At Closing, Sellers shall deliver, or cause to be delivered, to Buyer:

(a)            Membership certificates evidencing the Interests, free and clear of all liens, pledges, security interests, conditions, claims, charges, or restrictions of any kind (collectively, “Liens”), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required transfer tax stamps affixed thereto;

(b)            A counterpart to the Medical Director Employment Agreement, duly executed by Dr. Nguyen in substantially the form attached as Exhibit B (the “Employment Agreement”);

(c)            A duly executed counterpart to a Noncompetition Agreement between each of the Sellers and Buyer (the “Noncompetition Agreement”) in substantially the form of Exhibit C;

(d)            A Closing Certificate in substantially the form of Exhibit D (a “Closing Certificate”) certifying that, among other things, all of the representations, warranties, covenants and agreements of Sellers contained in this Agreement are true, correct and not breached as of the Closing Date;

(e)            An officer resignation statement in form and substance satisfactory to Buyer, pursuant to which Sellers will each resign from their positions as officer of the Company;

(f)             Copies of all consents, authorizations, waivers, and approvals from all governmental and other third parties (under any Contract (defined in Section 2.9) or otherwise) necessary for Sellers to execute, deliver and perform Sellers’ obligations under this Agreement and the other Transaction Documents and to consummate the Transactions, each of which is set forth on Schedule 2.7; and

(g)            Copies of such officers’ certificates, good standing certificates, corporate resolutions or approval documents, incumbency certificates and other customary closing documents as Buyer may reasonably request.

1.9                 Buyer’s Closing Deliveries.  At Closing, Buyer shall deliver to Seller:

(a)            The Cash Purchase Price;

(b)            The Note, duly executed by Buyer;

(c)            A duly executed counterpart to the Employment Agreement;

(d)            A duly executed counterpart to the Noncompetition Agreement; and

(e)            A Closing Certificate certifying that, among other things, all of the representations, warranties, covenants and agreements of Buyer contained in this Agreement are a true, correct and not breached as of the Closing Date.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

            By execution and delivery of this Agreement, Sellers, jointly and severally, make the following representations and warranties to Buyer, effective as of the Effective Date and Closing Date:

2.1                Organization; Qualification.  Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia.  Company is (a) qualified to do business, (b) qualified to legally employ or engage physicians and non-physician providers to practice medicine in the State of Georgia, and (c) is in good standing in the State of Georgia and in each other jurisdiction in which the nature of the Business or the character of its Assets makes such qualification necessary.  Sellers have all requisite power and authority to own and transfer the Interests.  The Company has all requisite power and authority to operate the Business as presently conducted.

2.2                Authority and Binding Effect.  Sellers have all requisite power and authority to execute, deliver and perform Sellers’ respective obligations under this Agreement, the Employment Agreement, the Noncompetition Agreement, the Note, and all other documents, certificates, and instruments executed in connection with the Transactions (collectively, the “Transaction Documents”), as applicable, and to consummate the Transactions.  The execution and delivery of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized by all appropriate parties, and no other action, approval, notice or consent on the part of Company or any third party is necessary for Sellers to consummate the Transactions or to perform Sellers’ obligations in the Transaction Documents. Upon execution and delivery by Sellers, this Agreement will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other parties thereto) legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with its terms except as such enforceability may be limited by applicable law or equitable principles.

2.3                 Authority and Status of Interests.  All of the Interests have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Sellers, free and clear of all Liens, and immediately after Closing, Buyer will own all of the Interests, free and clear of all Liens.  All of the Interests were issued in compliance with all applicable laws and regulations.  The ownership of the Interests by Buyer will not violate or be prohibited by any applicable law or regulation.  None of the Interests (a) were issued either in violation of any agreement, arrangement or commitment to which Sellers or the Company is a party or (b) are subject to or in violation of any preemptive or similar rights of any third party.  There are no outstanding or authorized (a) options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the membership interests of the Company or obligating either of the Sellers or the Company to issue or sell any the membership interests of, or any other interest in, the Company; (b) equity appreciation, phantom equity, profit participation or other similar rights; or (c) voting trusts, operating agreement, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Interests.

2.4                Organizational Documents.  Sellers have delivered to Buyer copies of the Company’s Articles of Organization and Operating Agreement, each of which is complete, correct and now in effect in the form delivered to Buyer.  Except as disclosed to Buyer in writing, there have been no amendments, restatements or other modifications to such documents.

2.5                 Title to Assets.  The assets used or held for use in the operation of the Business located at the Center, including, the assets set forth on Schedule 2.5 (the "Assets") are in good operating condition and repair, and are adequate for the uses to which they are being put, and neither the Center nor any of the tangible Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.  Company has good, clear, indefeasible, valid and marketable title to, a valid leasehold interest in, or a valid and enforceable license or right to use, as the case may be, the Assets free and clear of all Liens and Liabilities. Company does not own any beneficial interest in any stock, securities or any other equity of any entity.

2.6                 No Violation.  The execution, delivery and performance by Sellers of this Agreement and any other Transaction Document and the consummation of the Transactions will not, except for the failure to deliver timely notice or obtain consent as referenced on Schedule 2.7, (a) constitute a violation of, conflict with or constitute a default under any term or provision of any of Company's Articles of Organization or Operating Agreement; (b) constitute a violation of any statute, ordinance, judgment, order, decree, regulation or rule of any court, governmental authority or arbitrator or any license, permit or franchise applicable or relating to the Interests or the Company, (c) result in a violation or breach by Sellers or the Company of, conflict with, constitute (with or without due notice or lapse of time or both) a default by the Sellers or the Company (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any encumbrance upon any of the Assets under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation or Contract to which Sellers or the Company is a party or by which Sellers or the Company or any of the Assets may be bound or encumbered by, (d) result in the creation of any Lien upon any of the Assets, or (e) violate any other restrictions or covenants of any kind to which the Company or the Interests are subject.

2.7                 Consents and Approvals.  Except as set forth in Schedule 2.7, no consent, approval, waiver, authorization or other action of or by any governmental or other third party, is required to execute, deliver or perform the obligations under the Transaction Documents or to consummate the Transactions, including the purchase, sale and transfer of the Interests.

2.8                 Litigation.  Except as set forth in Schedule 2.8, there is no action, lawsuit, administrative proceeding, condemnation, arbitration, mediation, investigation or other proceeding (each, a “Legal Proceeding”) pending or threatened against, involving, or affecting either of the Sellers, the Company, the Interests, the Center, the Business, or any physician, nurse practitioner or physician assistant that provides services in connection with the Business (whether employed or contracted, collectively, the “Clinical Providers”), at law or in equity, before any court, administrative or arbitrative panel, or governmental or regulatory agency or authority, and, no basis for any Legal Proceeding exists that could affect Sellers, Company, the Interests, the Center or the Business.

2.9                 Contracts.  Schedule 2.9 contains a list of each contract, lease, license, purchase order, commitment, or other binding arrangement of Company or Sellers relating to the Business, whether written or oral (collectively, the “Contracts”), each of which has been delivered to Buyer (to the extent in writing) or disclosed and described in reasonable detail to Buyer (to the extent oral).  Except as otherwise indicated on Schedule 2.9, (a) all of the Contracts are and after Closing will remain valid, binding and enforceable in accordance with their respective terms and are in full force and effect, (b) no default or alleged default by Sellers, the Company or any other party to the Contracts exists, and, no event or condition has occurred which with notice or lapse of time, or both, would constitute a default under any of the Contracts, and (c) Sellers have no indication of the intention of any party to the Contracts to cancel, terminate or amend any of the Contracts, reason to believe any party is contemplating canceling, terminating or amending any of the Contracts.

2.10              Payors and Vendors.

(a)            Schedule 2.10(a) sets forth a complete and correct list of the names of the top ten (based on amounts paid) suppliers and vendors to whom Company has paid consideration for goods received or services rendered in the preceding calendar year (collectively, the "Material Suppliers").  Company has not received any written notice and Sellers are not aware and have no reason to believe, (i) that a dispute of any kind exists or could reasonably arise as a result of events or occurrences that took place prior to the Closing Date with any of the Material Suppliers, or (ii) that any of the Material Suppliers have ceased, or intend to cease, to supply goods or services to Company or to otherwise terminate or materially modify the terms in which such goods or services are provided to Company.
(b)           Schedule 2.10(b) sets forth a complete and correct list of the names and addresses of each governmental and commercial payor who has paid consideration to Company for services rendered for Company’s benefit in the immediately preceding calendar year (the "Payors"), along with an indication as to the top five Payors, based on the amount received by Company in the preceding calendar year.  Company and Sellers have good, working relationships with all Payors, and neither Company nor Sellers have received any written notice, and Sellers have no reason to believe, that any Payor is considering discontinuing its relationship with Company, adjusting any fee schedule or reimbursement rate now in effect, or denying or disputing any claims submitted to such Payor by Company or any Clinical Provider.

2.11              Financial Condition.  Schedule 2.11 contains (a) unaudited financial statements of Company consisting of the balance sheet of the Business as of December 31 for each of years 2012 and 2013, and the related statements of income and cash flow for such periods (the “Prior-Year Financial Statements”), and (b) unaudited balance sheet and statement of income for the current-year-to-date ("Current-Year Financial Statements" and together with the Prior-Year Financial Statements, collectively, the “Financial Statements”). The Financial Statements fairly present in all material respects, in accordance with the cash-basis method of accounting applied by Company on a consistent basis, the financial position of Company as of the respective dates thereof and the results of operations of Company for the respective periods therein

2.12              Liabilities.   The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise ("Liabilities"), except for those which (a) have been incurred in the ordinary course of the Company’s Business consistent with past practice, (b) are reflected in the Current-Year Financial Statements, or (c) are disclosed in Schedule 2.12.  No facts or circumstances have occurred or exist that could reasonably be expected to lead to any such Liabilities except for such Liabilities that may arise in the ordinary course of operating the Business consistent with past practice.  No Liabilities of the Company relate to any failure to perform, improper performance, default, or other breach, or violation by Sellers, the Company or any employee, officer or agent thereof.

2.13              Insurance; Malpractice.

(a)            At all times during the operation of the Business, the Company has maintained comprehensive insurance coverage of a type and at policy limits adequate for the normal operation of the Business.  Schedule 2.13(a) sets forth a list of each insurance policy (including those covering property, casualty, liability, professional liability for Clinical Providers, and workers' compensation coverage and bond and surety arrangements) to which Company is currently a party, a named insured, or otherwise the beneficiary of coverage, and the applicable policy limits for each.  With respect to each such insurance policy: (i) such policy is valid, binding, enforceable, and in full force and effect; (ii) no named or insured party under any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of such policy; and (iii) no party to the policy has repudiated any provision of such policy.  Company does not participate in any self‑insurance or other similar program.  None of the Clinical Providers have ever been denied coverage for professional liability insurance by the Company’s insurance agency or carrier.  The Company has maintained uninterrupted professional liability insurance coverage for the actions and omissions of the past and current Clinical Providers occurring in the operation of the Business for the entire period in which the Business has operated at minimum annual policy limits of $1,000,000 per occurrence and $3,000,000 in the aggregate.

(b)           Schedule 2.13(b) sets forth a list of (i) all claims filed and (ii) all notices given in connection with any potential claims, against any Company insurance policy.

2.14             Intellectual Property Rights.  Except as set forth on Schedule 2.14 and except for off‑the‑shelf software licenses, Company does not possess any rights in or to, does not own, and is not a licensee in respect of any patents, websites, URLs, webpages, trademarks, service marks, trade names, copyrights, inventions, specialized treatment protocols, or other intellectual property.  No legal proceeding is pending or has been made to the effect that the present or past operations of Company infringe upon or conflict with the asserted rights of others to any patents, patent rights, trade names, trademarks, service marks, copyrights, inventions, specialized treatment protocols or other intellectual property.  Company and Sellers have the sole and exclusive right to use the items described on Schedule 2.14 as currently being used by the Company and the Sellers without infringing on or violating the rights of any third party.

2.15             Payor Contracts.  Company is certified, licensed, and eligible in all respects, and each Clinical Provider is appropriately credentialed, as applicable, for participation and reimbursement under, the Payor’s programs for healthcare reimbursement (collectively, “Payor Programs”).  Company and each Clinical Provider eligible to participate in such Payor Programs is authorized to receive reimbursement under the Payor Programs under valid provider numbers and provider agreements. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Payor Program.  Company is in compliance with all requirements of all such Payors.  Neither Sellers nor, to Sellers’ knowledge, any Clinical Provider has any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of such individual refers patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.  Sellers have reviewed the following government sponsored website: http://exclusions.oig.hhs.gov and neither Sellers nor any of the other Clinical Providers has been excluded, or is currently pending exclusion, from participation in any federal or state-funded health benefits program (including, without limitation, Medicare, Medicaid and CHAMPUS/TRICARE) or any federal procurement or non-procurement program.  Neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in the termination, suspension, revocation or violation of any Payor Program contract to which the Company or, any Clinical Provider is a party and, upon fulfillment of all applicable requirements including the timely and proper filing of all required filings and delivery of all required notices set forth on Schedule 2.7 by Buyer after the Closing Date, each such Payor Program contract will remain vested in and will continue to inure to the benefit of the Company after the consummation of the Transactions.

2.16              Compliance With Laws.

(a)            With respect to the Center, the Assets, and the Business, the Company is in compliance with all applicable state and federal laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements of any court or federal, state, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, civil rights laws, fire codes, confidentiality laws, record and document maintenance laws, zoning ordinances, building, occupancy and use restrictions, and public and occupational health and safety codes), including all applicable state and federal health care laws, rules, regulations, ordinances and orders (collectively, the “Health Care Laws”), including those relating to (i) the payment or receipt of illegal remuneration, (such as 42 U.S.C. § 1320a-7b(b) (Anti-Kickback Statute), (ii) 42 U.S.C. 1395nn (Stark Law), (iii) the administrative False Claims Act (42 U.S.C. § 1320a-7b(a)), the Civil False Claims Act (31 U.S.C. § 3729, et seq.), (iv) Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Act, (v) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d, et seq.) (“HIPAA”) (iv) ownership custody and retention of the patient records and the pharmaceutical inventory, (vii) the splitting of medical fees with nonlicensed persons, (viii) the corporate practice of medicine, and (ix) the supervision of, and delegation of authority to, advanced practice registered nurses, nurse practitioners, physician assistants and other nonphysician providers.  Except as described in Schedule 2.16(a), neither Sellers nor the Company has received any notice of (y) any violation of any such laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements since the date of the Company’s formation, or (z) any pending (or present intent of any governmental agency or authority to pursue any) inspection, audit or review relating to any such laws, ordinances, regulations, rules, orders, injunctions, decrees or other requirements.

(b)           To Sellers’ knowledge, no Clinical Provider has engaged in any activities which are prohibited under any Health Care Laws, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following:  (i) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (iii) knowingly and willingly concealing any event affecting the initial or continued right to receive any benefit or payment with intent to fraudulently secure such benefit or payment either in an amount or quantity greater than that which is due or authorized; or (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare, Medicaid or TRICARE or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid  or TRICARE.

2.17              Licenses and Permits.

(a)            The Company has all licenses, registrations, permits, accreditations, and approvals issued by applicable state or federal agencies or accreditation bodies (collectively, “Permits”), each of which is in good standing and in full force and effect, necessary for Company to operate the Business at the Center in compliance with all applicable laws.  Schedule 2.17(a) sets forth a list of the Permits.  Neither Sellers nor the Company has received written notice, and Sellers have no reason to believe that any of such Permits may be revoked or not timely renewed.

(b)            To Sellers’ knowledge, all Clinical Providers have all Permits required by all applicable state or federal health care agencies or accreditation bodies, each of which is in good standing and in full force and effect, in order to engage in the professional activities for which such Clinical Provider is engaged or employed.  Sellers have delivered or made available to Buyer true and correct copies of the medical license, DEA certificates, Medicare NPI and/or UPIN numbers, and any other identifying information used by each Clinical Provider in such individual’s professional practice.  Each of the Clinical Providers is duly licensed to practice their respective profession in the State of Georgia and at no time in the last five years have any of the Clinical Providers been, and no Permit of the Clinical Providers is currently, suspended, revoked or subject to disciplinary action by the applicable state licensing agency.  To Sellers’ knowledge, no Clinical Provider has had their privileges to practice at any healthcare institution terminated or restricted since January 1, 2006.

2.18             Environmental Matters.  No action or omission by or on behalf of Sellers or the Company has resulted in any material noncompliance with any applicable statutes, laws, rules, regulations and binding governmental determinations relating to environmental, health and safety matters (including, without limitation, those relating to toxic or hazardous substances), including, without limitation, the Clean Air Act, the Clean Water Act, the Solid Waste Management Act (as amended by the Resource Conservation and Recovery Act), the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act), the Emergency Planning and Community Right-to-Know Act, the Toxic Substances Control Act and the Occupational Safety and Health Act.  To Sellers’ knowledge, no conditions or circumstances exist with respect to the Company, the Center or the Business that could give rise to any remedial action under, or impose any liability on Company or Buyer with respect to, any statute, law, rule, regulation or binding governmental determination regarding any environmental, health or safety matters.
2.19              Inventory.  All inventory of the Company, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of Business consistent with past practice, except for obsolete, damaged, spoiled, or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established in the Financial Statements.  All such inventory is owned by Company free and clear of all Liens, and no inventory is held on a consignment basis.  The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company.

2.20              Accounts Receivable. All outstanding accounts receivable attributable to goods sold or services rendered in the operation of the Business (the “Accounts Receivable”), (a) have arisen from bona fide transactions involving the sale of goods or the rendering of services in the ordinary course of the Company’s operation of the Business, consistent with past practice; (b) constitute only valid, undisputed claims of the Company; (c) are not subject to claims of set-off or other defenses or counterclaims; and (d) subject to a reserve for bad debts equal to 5% the aggregate Accounts Receivable as of the Closing Date,  are collectible in full within 90 days after billing.   The parties anticipate that the Company’s current provider of billing and collection services will provide a list of Accounts Receivable (which will exclude all QTC Receivables) as of the end of October 2014 in early November 2014 (the “AR Ledger”).  Buyer shall deliver a copy of the AR Ledger to Sellers promptly upon receipt, and Sellers shall have five days from the date of delivery to dispute, in writing, all or any portion of the information set forth in the AR Ledger.  The parties shall cooperate in good faith, and shall work with the billing and collections company as necessary, to resolve all of Sellers’ disputes as soon as practicable.  If Sellers agree with the information set forth in the AR Ledger or fail to deliver written notice of dispute within said five-day period, the Accounts Receivable balance set forth in the AR Ledger shall conclusively establish the Accounts Receivable as of the Closing Date.  If Sellers timely deliver the notice of dispute, the Accounts Receivable balance as subsequently agreed upon by the parties shall conclusively establish the Accounts Receivable as of the Closing Date.  In either case, the established Accounts Receivable as of the Closing Date shall be referred to in this Agreement as the “Closing AR”).

2.21             Service Providers.

(a)            Schedule 2.21(a) contains (i) a current, correct and complete list of the names of all individuals and entities employed or engaged (as independent contractors) by the Company or Sellers in connection with the Business, including the Clinical Providers (collectively, the “Service Providers”, but excluding cleaning crew and window washing service independent contractors); (ii) a summary of each Service Provider’s current compensation rate, along with any annual bonus, additional compensation whether current, deferred, promised, accrued, or payable to each such Service Provider for services rendered or to be rendered through the period ending as of the Closing Date and an explanation of the applicable formula or calculation method used to arrive at such bonus or additional compensation; (iii) a list of all Service Providers who are party to a written employment agreement, independent contractor agreement, or other written agreement with Company; (iv) a list of any Contract or arrangement that provides for severance or termination pay to a Service Provider, and a description of such obligations; and (v) a list of all Service Providers that have given notice to Sellers or the Company of a present intention to terminate such Service Provider’s relationship with the Company.  Sellers have delivered to Buyer copies of all written agreements between the Company and any Service Provider as of the Closing Date and all employee or contractor manuals, materials, policies, procedures and work-related rules applicable to employees or independent contractors providing services to or for the Business.

(b)           Except as set forth in the written agreements described in Schedule 2.21(a), all employees are employed on an “at will” basis.  Each Service Provider has been correctly classified and treated (for withholding and all other purposes) as an employee or independent contractor, as the case may be, and no Service Provider classified by Company as an independent contractor is entitled to overtime, benefits, or compensation of any kind, under any benefit plan of Company.  Each employee classified and treated as “exempt” from overtime under the Fair Labor Standards Act and any applicable state laws governing wages, hours, and overtime pay, has been properly classified as such, and each non “exempt” employee has been properly classified in accordance therewith and has been paid overtime wages consistent with applicable law.

(c)            Company is and has been in compliance with all applicable laws pertaining to employment and employment practices, including all laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers' compensation, leaves of absence and unemployment insurance. There are no actions pending or, threatened against Company by or with any governmental authority or arbitrator in connection with the employment of any current or former Service Provider, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable laws.

2.22             Employee Benefit Plans. Except as set forth on Schedule 2.22, Company has not established, sponsored, contributed to, or maintained, nor is Company obligated to make contributions to or under or otherwise participate in, (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (ii) any pension, profit sharing, retirement or other plan, program or arrangement; or (iii) any other Benefit Plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA.  All such plans listed on Schedule 2.22 (collectively, the “Benefit Plans”) have been operated and administered in accordance with all applicable laws, rules and regulations, including without limitation ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws.  No act or failure to act by the Company has resulted in or constituted a “prohibited transaction” (defined in ERISA) with respect to any of the Benefit Plans.  No “reportable event” (defined in ERISA) has occurred with respect to any of the Benefit Plans.  Company has not previously made, is not currently making and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. To Sellers’ knowledge, no provision under any of the Benefit Plans could: (i) result in the payment to any employee, director or consultant of any money or other property; (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any employee, director or consultant, except as a result of any partial plan termination resulting from this Agreement; or (iii) limit or restrict the ability of Buyer or its Affiliates to merge, amend or terminate any of the Benefit Plans, in each case, as a result of the execution of this Agreement.  For purpose of this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

2.23             Books and Records. The minute books and corporate records of Company, all of which have been delivered to Buyer, (a) are complete and correct , and (b) contain accurate and complete records of all meetings and actions taken by written consent of the members and any managers, governing body or committee of the Company, and no meeting or action taken by written consent of any such members, managers, governing body or committee has been held for which minutes have not been prepared and are not contained in such record books.

2.24              Absence of Certain Changes.  Except as set forth on Schedule 2.24, since July 22, 2014 (the execution date of the Letter of Intent relating to the Transactions), the Company has not:

(a)            Paid any expense (including any capital expenditure) or incurred any Liability relating to the Business (other than for professional services rendered in connection with the Transactions) in excess of $5,000 or which could reasonably be expected to exceed $5,000, other than in the ordinary course of operating the Business, consistent with past practice;

(b)            Sold, transferred or contracted to sell or transfer any Asset, other than in the ordinary course of operating the Business, consistent with past practice;

(c)            Mortgaged, pledged or subjected to any Lien, charge or other encumbrance any of the Assets or the Interests;

(d)            Except for normal annual increases consistent as to timing and amount with past practice, granted, paid, or promised to pay any bonus or increase in the salary or rate of pay of any Service Provider;

(e)            Except for the Transaction Documents, entered into any contract or transaction other than in the ordinary course of operating the Business, consistent with past practice;

(f)            Authorized, declared, or paid any dividends or distributions, in cash or in kind, or otherwise transferred any Assets to Sellers or any third party on account of rights in or to securities of the Company;

(g)            Issued any units, membership interests or other securities, profit-sharing interest or voting interest in Sellers, or any agreements, warrants or options to purchase or acquire any equity interest in the Company; or

(h)            Experienced, and Sellers do not reasonably expect the Company to experience, any damage, destruction, loss (whether or not covered by insurance) or other material adverse change (including the loss or termination of any patient, customer or supplier) that had or may have, individually or in the aggregate, a material adverse effect on the Assets, the Business, the Center or the financial condition of Company.

2.25             Taxes.  The Company and Sellers have timely filed all tax returns required to be filed by the Company or Sellers in the past three (3) years and have timely made all payments of taxes, including any interest, penalty or addition thereto, (whether or not reflected on any such tax return) with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and all other taxes due and payable on or before the Closing Date.  All such tax returns are complete and accurate in all respects and each properly reflects the transactions consummated and the relevant taxes for the periods covered by such tax returns in accordance with applicable tax law.  Neither the Company nor Sellers have any outstanding tax liability, except for taxes attributable to the portion of the tax year immediately preceding the Closing Date, which tax is not yet due and payable.  Neither the Company nor Sellers have received any notice that any tax deficiency or delinquency has been asserted against or in connection with Company, the Assets, the Center or the Interests.  There are no pending or threatened audits relating to taxes of Sellers or the Company, and neither Sellers nor the Company is currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency.  There are no Liens relating to taxes on or, threatened against Sellers, the Company, the Assets, the Interests, or the Center.  All taxes required by law to have been withheld or collected by Sellers or the Company have been timely withheld or collected and, to the extent required, have been timely remitted to the proper governmental authority.  Neither Sellers nor the Company has been a party to any tax allocation or sharing agreement or a member of any affiliated group of corporations filing a consolidated federal income tax return.

2.26              Clinical Trials.  During the period Sellers have owned any of the Interests, no clinical trials or research procedures or studies involving patients have been performed at the Center.

2.27              Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Sellers.

2.28              No Misrepresentations.  The representations and warranties made by Sellers in this Agreement are true, complete and correct in all respects as of date made.  No representation or warranty by Sellers in this Agreement (including the statements made in the Schedules to this Agreement) or in any other Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

2.29              Knowledge. Certain of the representations set forth in this Agreement are qualified by the “knowledge” of Sellers.  For purposes of this Agreement, Sellers’ “knowledge” shall mean the knowledge of Sellers after due and reasonable inquiry as a member and officer of the Company, and Sellers shall be responsible for all facts which Sellers know or should have known as a result of such inquiry.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer makes the following representations and warranties to Seller:

3.1                 Organization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia.

3.2                 Authority and Binding Effect.  Buyer has all requisite power and authority to execute, deliver and perform its obligations under each of the applicable Transaction Documents and to consummate the Transactions.  The execution and delivery of, and performance under, the Transaction Documents and the consummation of the Transactions have been duly authorized, and no other action, approval, notice or consent on the part of Buyer in order for Buyer to consummate the Transactions or to execute, deliver or perform Buyer’s obligations set forth in the Transaction Documents. Upon execution and delivery by Buyer, this Agreement will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party thereto) legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by applicable law or equitable principles.

3.3                 Investment Purpose.  Buyer is acquiring the Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.  Buyer acknowledges that the Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

3.4                 Brokers. Except for StoneCreek Capital Advisors, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Buyer.  All fees owed to StoneCreek Capital Advisors, Inc. shall be payable by Buyer.

3.5                 No Misrepresentations.  The representations and warranties made by Buyer in this Agreement are true, complete and correct in all respects as of the Closing Date.  No representation or warranty by Buyer in this Agreement or any other Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE 4
COVENANTS

4.1                 Access to Information; No Waiver.  For separate consideration, the receipt and sufficiency of which is acknowledged by Sellers, from the Effective Date until Closing, Sellers shall (a) afford the directors, officers, employees, consultants, financial advisors, counsel, brokers, and accountants (collectively, “Representatives”), full and free access to inspect all properties, assets, premises, books and records, Contracts and other documents and data that Buyer or its Representatives deem relevant to their investigation and review of the Business, the Center and the Interests; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Sellers to cooperate with Buyer and its Representatives in their investigation and review of the Business, the Center and the Interests. Any investigation pursuant to this Section 4.1 shall be conducted in such a manner as not to unreasonably interfere with the conduct of the Business. No investigation by Buyer or its Representatives or information furnished by Sellers or their Representatives to Buyer or its Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement or the other Transaction Documents.

4.2                Patient Records.  At Closing, and in accordance with applicable state and federal laws and regulations, Sellers shall (a) transfer and assign the Patient Records to the person(s) or entity designated by Buyer, which person(s) or entity shall be authorized in the State of Georgia to own and maintain custody of the Patient Records, and (b) take all other action and make all applicable filings in order to comply with applicable law regarding the ownership, custody and transfer of Patient Records.  Except with the prior written consent of Buyer, Sellers shall not disclose, deliver or transmit to Buyer, any Representative of Buyer or any of their Affiliates, any item constituting “protected health information” under HIPAA, including pursuant to Buyer’s diligence request in connection with the Transactions.  At all times prior to Closing, Sellers shall exercise due care in, and shall comply with all applicable state and federal laws and regulations with respect to the retention, maintenance, confidentiality, privacy, security, access and reproduction of the Patient Records, including HIPAA and the other Health Care Laws.  All costs incurred in connection with the transfer of the Patient Records and compliance with all laws applicable thereto shall be divided equally between Buyer and the Sellers.

4.3                 Conduct Prior to Closing. From the Effective Date until the Closing Date, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Sellers shall conduct the Business in the ordinary course, consistent with past practice, and Sellers shall use their best efforts to maintain and preserve intact the Business, the Center, the Assets, and the relationships with the Service Providers, Material Suppliers, patients, employers, lenders, regulators and others having commercial relationships with the Company.  Without limiting the foregoing, from the Effective Date until the Closing Date, Sellers shall, in a manner consistent with past practices:

(a)            Preserve and maintain each of the Permits;

(b)           Pay the debts, taxes and other obligations of the Company and the Business when due;

(c)            Bill for goods sold and services rendered, and collect accounts receivable on account thereof;

(d)           Maintain the Center and tangible assets of the Business in the same condition as they were on the Effective Date, subject to reasonable wear and tear;

(e)            Maintain the Contracts in full force and effect without modification, and timely perform all obligations thereunder;

(f)             Maintain the books and records of the Business;

(g)           Comply with all laws applicable to the Center, the Business and the ownership or use of the Assets;

(h)           Not take any action, commit to take any action, or permit any action to be taken that could reasonably be anticipated to (i) cause any of the changes, events or conditions requiring disclosure in Schedule 2.24 as of the Closing Date to occur or (ii) prevent any Sellers Party from performing or cause any Sellers Party not to perform one or more covenants required hereunder to be performed by such Sellers Party; and

(i)             Promptly notify Buyer of any fact, circumstance, event or action the existence, occurrence or taking of which has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Interests or the Business.

4.4                 Public Announcement.  Prior to Buyer’s filing of the Form 8-K reporting the Closing, which Buyer may do without consent of or notice to Sellers, neither Sellers nor Buyer shall make, or permit any agent or Affiliate to make, any public statements, including any press release or public statement with respect to the Transactions without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed) except as required by applicable law or the requirements of any applicable stock exchange based on the reasonable advice of counsel.

4.5                 Consents.  Sellers shall use their best efforts to give, or to cause for the Company to give, all notices to, and obtain all consents from, all third parties as described in Schedule 2.7 prior to Closing.

4.6                 Restrictive Covenants.  Each of Sellers acknowledges (i) the covenants set forth in the Noncompetition Agreements are an essential part of this Agreement and that, but for the agreement of each of them to comply with such covenants, Buyer would not have entered into this Agreement, (ii) that the covenants contained in the Noncompetition Agreements are a condition precedent to Buyer’s entering into this Agreement, and (iii) that the restrictions set forth in the Noncompetition Agreements are reasonable and necessary to protect the legitimate business interests of Buyer after Closing.

4.7                 Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with the Transactions, this Agreement and the other applicable Transaction Documents (including any real property transfer tax and any other similar tax) shall be borne and paid by Sellers when due.  Sellers shall, at Sellers’ own expense, timely file any tax return or other document required to be filed or reported in connection with the Transaction.

4.8                 Income Taxes.  Promptly following Closing, the Company’s tax books shall be closed, and items of income, gain, loss, deduction and credit shall be specifically allocated to short taxable year in which such items are recognized under the cash basis method of accounting, and not pro rata across the entire calendar year.  Sellers, at Sellers’ sole cost and expense, shall timely prepare and file the Company’s final Form 1120 and corresponding Forms K-1 for the period ending on the Closing Date.  Except as described in the previous sentence, Buyer shall bear all costs and expenses relating to the taxes of the Company after the Closing Date.

4.9                 Resignation and Officers.  At Closing, the Company and Sellers shall cause all elected officers, of the Company to resign, effective prior to or contemporaneously with Closing.

4.10            Payment of Expenses.  Except as set forth herein, Buyer and Sellers shall bear their own expenses, including legal and accounting expenses, incurred in connection with the negotiation and implementation of the Transactions.

4.11              Updates to Schedules.  Buyer and Sellers shall promptly supplement and amend their respective Schedules to this Agreement to reflect those events and circumstances, if any, that occur between the Effective Date and the Closing Date, which, if existing or known on the Effective Date (or occurring on or before the Effective Date) would have been required to be set forth or described in the Schedules or which are necessary to correct any information in the Schedules that has been rendered inaccurate or incomplete by such events or circumstances.

4.12              No-Shop.  Buyer contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, financial, and due diligence review to be performed in conjunction with the Transactions.  For purposes of inducing Buyer to execute this Agreement, from the Effective Date until the Closing Date, Sellers and their Representatives (collectively, “Covered Persons”) shall not directly or indirectly, solicit or entertain offers from, negotiate with, or in any manner encourage, discuss, accept or consider any proposal of any person relating to a purchase, investment, affiliation, joint venture, management arrangement or lease of all or a material part of the Business, the Center or the Interests (a “Prohibited Transaction”).  If a Covered Person receives an unsolicited written offer or inquiry relating to a Prohibited Transaction, Sellers shall (a) promptly notify Buyer, by telephone and thereafter by written confirmation, of such communication and disclose the terms of such communication, (b) notify the party making the unsolicited offer of the existence of this Agreement (but not the terms of this Agreement or the identity of Buyer) and put such party on notice that further communication shall be treated as tortious interference with this Agreement, and (c) reject the unsolicited offer or inquiry.

4.13              Further Assurances.  Each party to this Agreement, from and after Closing, upon the reasonable request of any other party hereto and without further consideration, shall (a) execute and deliver to the requesting party such documents and further assurances and (b) take such other actions (without cost to the requesting party) in order to carry out the purposes and intentions of this Agreement and the other applicable Transaction Documents.

ARTICLE 5
TERMINATION AND CONDITIONS TO CLOSING

5.1                 Termination.  This Agreement shall terminate immediately without any further action of any party at 5:00 p.m.,  Dallas, Texas time on the Expiration Date.  This Agreement may be terminated (a) by the mutual written agreement of Buyer and Sellers, (b) by Buyer upon delivery of written notice of termination to Sellers if Buyer, in its sole discretion, is dissatisfied with its inspection and review of the Business, the Center or the Assets, or (c) by Buyer or Sellers, if such terminating party is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the other party in this Agreement and such breach, inaccuracy or failure (x) has not been cured by the breaching party within ten days of the non-breaching party’s delivery of written notice of such breach, inaccuracy or failure to perform or (y) would render satisfaction of the conditions to Closing set forth in this Agreement impossible.

5.2                 Sellers’ Conditions.  Sellers’ obligation to close the Transactions shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless specifically waived in writing by Sellers in whole or in part at or prior to Closing:

(a)            Buyer shall have duly performed, satisfied and complied with all agreements, covenants and conditions required by this Agreement (including Buyer’s obligation to duly execute (to the extent required) and deliver the certificates, agreements and other documents set forth in Section 1.9) and each of the other Transaction Documents required to be performed, satisfied or complied with by Buyer prior to or on the Closing Date;

(b)           All of the representations, warranties, covenants and agreements of Buyer contained in this Agreement shall be true, correct and not breached as of the Effective Date and the Closing Date;

(c)            The provisions of all Exhibits and Schedules attached to this Agreement that were not attached on the Effective Date, or to the extent updated by Buyer after the Effective Date, shall be acceptable to Sellers in their reasonable discretion; and

5.3                Buyer Conditions.  Buyer’s obligation to close the Transactions shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, unless specifically waived in writing by Buyer, in whole or in part, at or prior to Closing:

(a)            Sellers shall have duly performed, satisfied and complied with all agreements, covenants and conditions required by this Agreement (including Sellers’ obligation to duly execute (to the extent required) and deliver the certificates, agreements and other documents set forth in Section 1.8) and each of the other Transaction Documents to be performed, satisfied or complied with by Sellers prior to or on the Closing Date;

(b)           All of the representations, warranties, covenants and agreements of Sellers contained in this Agreement shall be true, correct and not breached as of the Effective Date and the Closing Date;

(c)            Buyer shall have obtained all permits, licenses, approvals, certificates, consents and other authorizations by any governmental authority Buyer deems necessary, in its reasonable discretion, to consummate the Transactions and operate the Business consistent with Sellers’ past practices after Closing;

(d)           Buyer shall have completed, to its satisfaction, its due diligence review of all financial, legal and other matters relating to the Interests, the Assets, the Business and the Center;

(e)            There shall not have been any Lien on, or material adverse change in or to the Interests, the Assets, the Business or the Center from the Effective Date; and

(f)            The provisions of all Exhibits and Schedules attached to this Agreement that were not attached at the Effective Date, or to the extent updated by Sellers after the Effective Date, shall be acceptable to Buyer in its reasonable discretion.

ARTICLE 6
INDEMNIFICATION

6.1                Survival.  Except with respect to the Fundamental Representations (as defined  below), which shall survive indefinitely, the representations and warranties in this Agreement shall survive Closing and shall remain in full force and effect for a period of eighteen (18) months.  All covenants and agreements of the parties contained herein shall survive Closing indefinitely until fully performed or satisfied unless otherwise explicitly specified herein. The term “Fundamental Representations” means the representations of Sellers set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.15 and 2.16 (but only with respect to compliance with Health Care Laws) and 2.25 and the representations of Buyer set forth in Sections 3.1, 3.2, 3.3, and 3.4.  Notwithstanding the foregoing, any claims asserted in good faith, with reasonable specificity (to the extent known at such time), and in writing and in accordance with the procedures set forth in Section 6.8, from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not be barred by the expiration of the relevant representation or warranty and any such claims shall survive until finally resolved.

6.2                Indemnification by Sellers.  Subject to the limitations set forth in this Article 6 (including the Liability Deductible and Loss Limit set forth in Section 6.4 below), Sellers shall indemnify and defend Buyer and its Affiliates and Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold harmless each of them against, and shall pay and reimburse each of them for, any and all liabilities, losses, damages, claims, actions, suits, demands, causes of action, costs, expenses, interest, awards, judgments and penalties of any nature whatsoever (including, without limitation, reasonable legal costs and expenses) (“Losses”), arising or resulting from:

(a)            Any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement, or any other applicable Transaction Document, as of the date made;

(b)            Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement or any other applicable Transaction Document; or

(c)            Any Liabilities of Sellers or of the Company, other than the Assumed Payables, relating to or arising from operation of the Business, the Center or the Assets prior to the Closing Date.

6.3                 Indemnification by Buyer.  Subject to the limitations set forth in this Article 6 (including the Liability Deductible and Loss Limit set forth in Section 6.4 below), Buyer shall indemnify and defend Sellers and their Representatives (collectively, the “Sellers Indemnified Parties”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses arising or resulting from:

(a)            Any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, or any other Transaction Document, as of the Effective Date and as of the date made; or

(b)            Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any other applicable Transaction Document.

6.4                 Limitation of Liability.  Except for Losses arising as a result of fraud, intentional misstatement, willful misconduct of Sellers, for which the indemnifying party’s liability shall be unlimited, the maximum aggregate liability of Sellers to all Buyer Indemnified Parties, and Buyer to all Seller Indemnified Parties, for all Losses to which such parties are entitled to seek indemnification under Sections 6.2(a) and 6.3(a), respectively, shall be an amount equal to the Purchase Price (the “Loss Limit”). Additionally, neither Buyer Indemnified Parties nor Seller Indemnified Parties are entitled to seek indemnification except and only to the extent that such Parties’ Losses, in the aggregate, exceed $10,000 (the “Liability Deductible”).  For example, if Buyer Indemnified Parties suffered a total of $50,000 of Losses (determined in accordance with the procedures set forth in Section 6.8 below), the Buyer Indemnified Parties would be entitled to recover $40,000 from Sellers (i.e., $50,000 of Losses minus $10,000 Liability Deductible).  Nothing contained herein shall limit or restrict any party’s right to maintain or recover any amounts in connection with any action or claim based upon fraud, intentional misstatement, willful misconduct or under any provision of this Agreement or the other Transaction Documents.  In the absence of fraud, intentional misstatement, or willful misconduct, the indemnification provisions set forth in this Article 6 will be the sole and exclusive remedy and recourse for Losses to which the Buyer Indemnifies Parties and Sellers Indemnifies Parties are entitled to seek indemnification under Sections 6.2(a) and 6.3(a), respectively.  Any liability for indemnification under this Article 6 shall be determined without duplication of recovery by multiple parties and by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.  The amount of any Losses for which indemnification is entitled under this Article 6 shall be reduced by any amounts recovered by the applicable indemnified party (or any other person or entity that receives payment on account of amounts payable to the indemnified party) under insurance policies or any other source.

6.5                 Offset.  Should any Buyer Indemnified Party be entitled to indemnification pursuant to this Article 6 or Section 1.3 then, in addition to any other legal or equitable right or remedy which such Buyer Indemnified Party may have, Buyer may offset the amount due Sellers under the Note by the amount to which it is entitled.

6.6                Materiality.  Notwithstanding anything in this Agreement to the contrary, for purposes of determining the amount of any Losses that are the subject matter of an indemnification claim, each representation or warranty contained in this Agreement is to be read without regard and without giving effect to any materiality, material adverse effect or similar standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

6.7                 Other Matters.  Any liability for indemnification under this Article 6 shall be determined without duplication of recovery by multiple parties and by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.  The amount of any Losses for which indemnification is entitled under this Article 6 shall be reduced by any amounts recovered by the applicable indemnified party (or any other person or entity that receives payment on account of amounts payable to the indemnified party) under insurance policies or any other source.

6.8                 Notice; Indemnification Procedures.

(a)            Any party seeking indemnification under this Article 6 shall give the party from whom indemnification is being sought notice of any matter which such indemnified party has determined to give rise to or to potentially give rise to a right of indemnification under this Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Article 6; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay.  Notwithstanding anything in this Agreement to the contrary, the parties shall only be obligated for those Losses to which the indemnified party has given the indemnifying party written notice thereof prior to the expiration of the applicable survival period, if any, set forth in Section 6.1.  If a party receiving a notice of a claim of Losses disputes, in writing, the amount of the Losses or the other party's entitlement thereto, the parties shall negotiate in good faith to resolve the matter.  If the parties are unable to resolve the matter within 21 days of delivery, of the written dispute notice, the parties shall consider in good faith engaging an independent accountant or mediator to facilitate the resolution of the dispute before proceeding to litigation under Section 7.6.

(b)            The liability of an indemnifying party under this Article 6 with respect to Losses arising out of claims of any third party that are subject to indemnification in this Article 6 (“Third Party Claims”) shall be governed by and contingent on the following additional terms and conditions:

 (i)              if any third party notifies any indemnified party with respect to a Third Party Claim, then the indemnified party shall give the indemnifying party notice of such Third Party Claim within 20 days of the receipt by the indemnified party of such notice; provided, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any indemnification obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is materially prejudiced by such delay.

 (ii)            The indemnifying party will have the right to assume and control the defense of the Third Party Claim in a diligent manner at its expense and with counsel of the indemnifying party’s choice (subject to the reasonable satisfaction of the indemnified party), so long as the indemnifying party gives notice of its intention to do so to the indemnified party within 30 days of the receipt of notice of such Third Party Claim from the indemnified party.

 (iii)           If the indemnifying party assumes the defense of a Third Party Claim, (A) the indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (B) the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the written consent of the indemnified party, unless such judgment or settlement (x) includes an unconditional written release by the claimant or plaintiff of the indemnified party from all liability in respect of such Third Party Claim, and (y) does not impose equitable remedies or material obligations on the indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder.  No Third Party Claim which is being defended in good faith by the indemnifying party in accordance with the terms of this Agreement shall be settled by the indemnified party, nor shall the indemnified party consent to the entry of any judgment with respect thereto, without the written consent of the indemnifying party.

 (iv)          In the event that the indemnifying party does not assume the defense of a Third Party Claim, (A) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably and in good faith may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, the indemnifying party in connection therewith), (B) the indemnifying party will reimburse the indemnified party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the indemnifying party will remain responsible for any Losses the indemnified party may suffer arising out of or resulting from the Third Party Claim to the fullest extent provided under this Article 6.

 (v)           Each of the indemnifying party and the indemnified party shall cooperate with the other in the defense of a Third Party Claim and make available all witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating to such Third Party Claim as is reasonably requested by the other party.
ARTICLE 7
MISCELLANEOUS

7.1           Waiver.  No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege.  Any waiver under this Agreement must be in writing, signed by the waiving party.

7.2                Severability. If any term or provision of this Agreement or any other Transaction Document is determined to be invalid, illegal or unenforceable by any court, agency or tribunal of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other Transaction Document or invalidate or render unenforceable such term or provision in any other jurisdiction.  Unless expressly provided otherwise in this Agreement or any of the other Transaction Documents, the parties to the applicable Transaction Document shall negotiate in good faith to modify such Transaction Document so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

7.3                 Amendment; Assignment. This Agreement may not be amended except by an instrument in writing signed by Buyer and Sellers.  This Agreement and all provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that Buyer may assign this Agreement or delegate the performance of its obligations to a subsidiary or Affiliate of Buyer or without the consent of Sellers so long as such assignment or delegation, in no way limits, diminishes or alters the nature or extent of Sellers’ rights, interests, or remedies herein.  Notwithstanding anything in this Agreement to the contrary, expressed or implied, this Agreement is not intended to confer any rights or remedies on any person other than the parties and their respective successors and permitted assigns.

7.4                Entire Agreement.  Except as otherwise provided in this Agreement, this Agreement and the other Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof and thereof and this Agreement and the other Transaction Documents supersede all prior agreements concerning the subject matter hereof and thereof.  No party is relying upon any statement or representation of any other party except as expressly set forth herein and each party is relying on its own judgment in connection with the execution of this Agreement and the other Transaction Documents and the consummation of the Transactions.

7.5                 Notices. All notices, claims, certificates, requests, demands and other communications pursuant to this Agreement or any other Transaction Document shall be in writing and shall be deemed to have been duly given to Buyer or to all Sellers, as the case may be, (a) when delivered, if delivered by hand; (b) one business day after transmitted, if transmitted by a nationally-recognized overnight courier service, (c) when sent by electronic mail; or (d) three business days after mailing, if mailed by registered or certified mail, postage prepaid, return receipt requested, and in each case to the parties at the following addresses (or at such other address for such party as shall be specified in a notice given in accordance with this Section 7.5):

If to Sellers:
Dr. Thinh Nguyen, M.D.
Dr. Han C. Phan
2897 N. Fulton Drive NE
Atlanta, GA 30305
Email: thinhmd@yahoo.com

With copies to, which shall not constitute notice to Sellers:

Carl L. Sollee, Esq.
Sollee Law, LLC
1376 Sheffield Drive, NE
Atlanta, GA 30329
Email: carl@solleelaw.com

If to Buyer:	ACSH Urgent Care of Georgia, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas 75240
Email: mthompson@americancaresource.com
Attention: Matthew D. Thompson, CFO

with copies to, which shall not constitute notice to Buyer:

ACSH Urgent Care of Georgia, LLC
c/o Baker Donelson Bearman Caldwell & Berkowitz
420 20th Street North, Suite 1400
Birmingham, AL 35213
Email: awinger@americancaresource.com
Attention: Adam S. Winger

7.6                 Governing Law, Venue, Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts-of-law rules or principles that might refer the governance or construction of this Agreement to the laws of another jurisdiction.  The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Georgia, in each case located in Atlanta, Georgia, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or the Transactions and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts, which courts shall be the exclusive courts of jurisdiction and venue.  The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or the Transactions brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction and venue is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction or venue with respect to any other dispute in which a party to this Agreement may become involved.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.7                 Costs of Enforcement.  If Buyer or Sellers files suit or other action to enforce the terms of this Agreement or to obtain performance as required in this Agreement, then the prevailing party in any such suit or action will be entitled to recover all reasonable costs, including reasonable attorneys’ fees and costs, from the non-prevailing party as part of any judgment in such suit or action, subject, as applicable, to the Loss Limit.  The term “prevailing party” will mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the complaint.

7.8                 Schedules and Exhibits; Usage.  All Schedules and Exhibits attached hereto are hereby incorporated in this Agreement as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meanings assigned to such terms in this Agreement.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time may be amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

7.9                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

7.10             No Requirement To Refer.  Notwithstanding anything contained herein, nothing in this Agreement shall be construed to induce, encourage, solicit or reimburse the referral of any patients or business, including any patients or business funded in whole or part by federal or state government programs (i.e., Medicare, Medicaid, TRICARE, etc.) or to limit the freedom of any patient of Sellers, Buyer or any of their Affiliates to choose the hospital, healthcare facility or physician from whom such patient will receive medical services.  The parties acknowledge that there is no requirement under this Agreement or any other agreement between the parties that Sellers or any of Sellers’ Affiliates refer patients or business to Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or its Affiliates, including the Company after the Closing Date. No payment made under this Agreement will be in return for the referral of patients or business, including those paid in whole or part by federal or state government programs.  The parties acknowledge that none of the benefits granted Sellers or any of his Affiliates hereunder are conditioned on any requirement that any such person make referrals to, be in a position to make or influence referrals to, or otherwise generate business for Buyer, any medical practice, walk-in clinic or urgent care clinic managed by Buyer or any of their Affiliates, including the Company after the Closing Date.

7.11              Fair Value.  Buyer and Sellers acknowledge that the terms of this Agreement have been negotiated at arms’ length and that the Purchase Price constitutes fair value for the Interests.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of Buyer and each of the Sellers as of the Effective Date.

BUYER:

ACSH URGENT CARE OF GEORGIA, LLC
a Georgia limited liability company

By:	/s/ Matthew D. Thompson
Name: Matthew D. Thompson
Title: Chief Financial Officer

SELLERS:

By:	/s/ Thinh D. Nguyen
Name: Thinh D. Nguyen, M.D.

By:	/s/ Han C. Pahn
Name: Han C. Pahn

Schedule 1.7
Purchase Price Allocation

Description	Fair Market Value and Allocation

Class I [cash, deposits]	$30,000
Class II [marketable securities]	0
Class III [accounts receivable]	Pending[1]
Class IV [inventory]	15,000
Class V [fixed assets]	143,000
Class VI [N/A	0
Class VI [non-compete]	12,000
Class VII [goodwill]	Pending[2]
Total	$880,000

1 The value of the Accounts Receivable as of the Closing Date will be equal to the value of the Closing AR, determined in accordance with Section 2.20.
2 Upon final determination of the Closing AR, the amount allocated to Goodwill will be calculated as the difference between the Purchase Price ($880,000) and all of the other allocation categories.

Schedule 2.5

(List of Assets)

A. Waiting Room
-16 chairs
-One table
-Two lamps
-1 Sony Flat Screen TV
B. Registration
-2 computers
-1 Laptop
-3 chairs
-1 Multifunction Printer
-1 Label maker
-1 Scanner
-1 Credit Card Terminal
-Phone x 2
C. Triage
-Blood Pressure
-Chair
-Scale
-Thermometer
D. Exam Rooms -6 total
-Chair x 6
-Ritter 204 x 6
-Otoscope Set x 3
-Speculum Set x1
-Trash x 6
-EKG with Laptop x 1
-Pulmonary Function Test x 1
-Nebulizer x 1
E. Trauma Room x 1
-Stryker stretcher x 1
-AED x 1
-OSHA First Aid Box
-Chair x 1
-Oxygen tank x 1
-Light with Stand x 1
F. Nurse Station
-Xray Computer x 1
-Desktop computer x 1
-1 chair
-1 mini medication Refig.

-1 Standard Refig.
-Eye wash setup on Faucet
E. Break Room
-Small table with 2 chairs
-one microwave
F. Xray Room
-Xray machine package
-Table/Cassettes/Computer/Monitor/Collimator/Wall Bucky
-one chair
G. Physician Back Room
-1 computer
-1 chair
-Phone x 1
H. Lab
-Quest supplies
-Labcorp Centrifuge
I. Misc.
-Arts/Paintings
-Metal Storage shelf- x 2
-Misc Medical supplies
-Misc Medical Medications

Schedule 2.7

(Required consents)

See Schedule 2.9 for list of Payor Contracts pursuant to which the consummation of the Transaction require notice to or consent of the Payor (e.g., Cigna and Humana).  This disclosure qualifies Sections 2.6 and 2.7 and  2.15 of the Agreement in the manner and to the extent set forth in each of the respective Sections.

Schedule 2.8

(Legal Proceedings)

None

Schedule 2.9

(Contracts)

Lease

Stonewalk and Windward Shopping Center Lease between MedHelp, LLC and Real Development Windward, LLC dated September 16, 2009.  Note assignment fee, Section 13(a).

Medical Claims

Business Associate Agreement between MedHelp, LLC and KBS Solutions, LLC dba PV Billing (Medical Claims Services)

Medical Claims Services Agreement between MedHelp and PV Billing

Electronic Medical Records

Practice Velocity Software License and Services Agreement

Payor Agreements

Cigna Healthcare of Georgia Ancillary Services Agreement July 1, 2010 (120 day notice requirement of business sale), Cigna can terminate. See Section 6.8.

Nov 1, 2013 Amendment to Cigna Ancillary Services Agreement.

United Healthcare Insurance Company Medical Group Participation Agreement May 20, 2010.   See 3.1 & 10.4 re assignment

Choice Care Ancillary Participation Agreement dated July 2010. Assignment requires consent, but no reference to share purchase.

Coventry Healthcare of Georgia, Inc.  Dec 1, 2010, Section 2.10 duty to notify of change of management.  Assignment provision not triggered w/share sale.

Humana Ancillary Provider Participation Agreement July 2010 Section 2.21 broad assignment provision, requiring notice and approval of the Transaction.

Multiplan, Inc. MPI Participating Provider Agreement March 1, 2011, Section 9.4 addresses assignment, does not appear to be triggered

Blue Cross Blue Shield Healthcare Plan of Georgia, Inc. Ancillary Provider Agreement Aug 2010 and Oct 2010

Governmental Payors

Centers for Medicare & Medicaid Services 855B Medicare Enrollment Approval Notification

QTC Medical Group, Inc. Agreement Sept 2013

Humana Military Healthcare Services, Inc. Urgent Care Center Agreement (TRICARE)

Miscellaneous

URL License (see Schedule 2.14)

Patient Marketing Service with Zocdoc.com ($300/month cancellable at any time)

Schedule 2.10(a)

(Material Suppliers)

Top Ten Suppliers and Vendors

The Company uses the following two companies for medical Supplies.

1. McKesson Medical Surgical
-Account number 4204402

2. Anda Meds
-Account number 397068

Schedule 2.10(b)

Payors

Private and governmental payors are identified in the contracts referenced Schedule 2.09.  Their addresses are incorporated by reference to the contracts themselves, a copy of which has been provided to Buyer.

The top five Payors are:
1. QTC/VA
2. United HealthCare
3. Cigna
4. Aetna
5. BC/BS

Schedule 2.11

(Financial Statements)

The Financial Statements described below are attached hereto and incorporated herein by reference:

2011 Financial Statements

Statement of Assets, Liabilities and Equity – Income Tax Basis (December 31, 2011)

Statement of Income and Expenses – Income Tax Basis for the 12 months ending December 11, 2011

2012 Financial Statements

Statement of Assets, Liabilities and Equity – Income Tax Basis (December 31, 2012)

Statement of Income and Expenses – Income Tax Basis for the 12 months ending December 31, 2012

2013 Financial Statements

Statement of Assets, Liabilities and Equity – Income Tax Basis (December 31, 2013)

Statement of Income and Expenses – Income Tax Basis for the 12 months ending December 31, 2013

2014 Financial Statements

Statement of Assets, Liabilities and Equity – Income Tax Basis (September 30, 2014)

Statement of Income and Expenses – Income Tax Basis for the 9 months ending September 30, 2014

Schedule 2.12

(Liabilities)

The Company has no Liabilities except (i) those that have been incurred in the ordinary course of the Company’s Business consistent with past practice, (ii) those that are reflected in the Current-Year Financial Statements and (iii) the Assumed Payables.

Schedule 2.13(a)

(Insurance Policies)

Nationwide Mutual Fire Insurance Company – General Liability
Landmark American Insurance Company – Professional Liability

Schedule 2.13(b)

(Claims and notices under Insurance Policies)

None

Schedule 2.14

(Intellectual Property Rights)

None, except for the rights granted to use the urgentcareatlanta.com URL pursuant to that certain License Agreement by and between the Company and Phuong Vu, dated October 29, 2014.

Schedule 2.15

(Payor Programs)

The Cigna and Humana Payor Agreements entitle the Payors to receive notice of the transaction and the opportunity to terminate unless they approve.

Schedule 2.16(a)

(Notices of violation of law/audits)

None

Schedule 2.17(a)

(List of Permits)

Milton Business License

Schedule 2.21(a)

(Service Providers)

See attached Medhelp-Employee List, which is incorporated by reference.  By agreement with the Buyer, the cleaning crew and window washer independent contractors are excluded.

Schedule 2.22

(Benefit Plans)

None, but the Company does pay an extra $200 per month to each employee to enable employees to obtain healthcare insurance on their own.

Schedule 2.24

(Absence Certain Changes)

None

EXHIBIT A

PROMISSORY NOTE

$100,000	October 31, 2014

FOR VALUE RECEIVED, ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Borrower”), hereby promises to pay to HAN C. PHAN and THINH D. NGUYEN, M.D., each an individual resident of the State of Georgia, (collectively referred to as “Lender” or “Sellers”), at 2897 N. Fulton Drive NE, Atlanta, GA 30305, or at such other place or to such other account as may be designated in writing by Dr. Nguyen from time to time (the “Lender Address”), the principal sum of $100,000, together with interest on the unpaid balance thereof at the rate, on the terms and subject to the conditions set forth herein.

This Promissory Note (this “Note”) is delivered by Borrower pursuant to and in accordance with the terms and conditions of that certain Membership Interest Purchase Agreement dated as of October 29, 2014, by and among Borrower and Lender (the “Purchase Agreement”).  Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to such term in the Purchase Agreement.

1.                    Interest Rate.  The unpaid principal balance of the Note shall bear simple interest at a fixed interest rate of five percent (5%) per annum (the “Interest Rate”).  In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time.  If any payment of interest or in the nature of interest would, under applicable law, cause the foregoing interest rate limitation to be exceeded, then the excess payment shall be credited as a payment of principal, unless Borrower notifies Lender that Borrower desires to have the excess sum returned to Borrower.

2.                    Maturity.  If not sooner prepaid pursuant to the terms of this Note, the unpaid principal balance and all accrued but unpaid interest under this Note shall be due and payable one year from the date of this Note (the “Maturity Date”).

3.                    Prepayment.  The principal amount of this Note may be prepaid in full or in part at any time without penalty.  Any such prepayment shall be first applied to accrued but unpaid interest, and the balance, if any, to principal.

4.                    Method of Payment.  Payments made pursuant to this Note shall be made in cash or immediately available funds to the Lender Address or by electronic or wire transfer to an account designated by Lender in writing.  By Lender's acceptance of this Note, Lender acknowledges that upon satisfaction of all payments pursuant to this Note, Borrower's obligations to Lender under this Note shall be deemed satisfied in full.  Upon such satisfaction, Lender shall deliver this Note to Buyer with an indication on the face of the Note that the Note has been paid in full.

5.                   Lender Instruction.  Notwithstanding the separate and unequal amounts that may be payable to Sellers pursuant to such parties’ proportionate ownership of the Interests, Sellers hereby jointly instruct Borrower to make all payments under this Note to Dr. Nguyen.  By execution and delivery of the Note, each of Sellers hereby waives any claim or defense he or she may have regarding the obligation of Borrower to pay either Seller separate and apart from the payment made to the other.

6.                    Offset by Borrower.  Borrower may offset amounts owed to Borrower by Lender under any of the Transaction Documents, including pursuant to Section 6.5 of the Purchase Agreement, against any amount owed to Lender by Borrower under this Note, whether or not such amounts are currently due under this Note.

7.                    Headings.  The headings of the sections, subsections, paragraphs and subparagraphs of this Note are used only for convenience of reference and shall not be considered in construing the contents of this Note.

8.                   Severability.  No determination by any court, agency or other governing body that any provision of this Note is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

9.                   Disputes.  The provisions relating to governing law, venue and waiver of jury trial set forth in Section 7.6 of the Purchase Agreement are incorporated in their entirety into this Note as if such provisions were set forth in this Note.  In any litigation between Borrower and Lender concerning this Note, or any default hereunder, the prevailing party shall be entitled to recover reasonable attorneys fees and expenses.

10.                 Modification.  This Note may be modified, amended, discharged or waived only by an agreement in writing signed by Borrower and Lender.

11.                 Not a Negotiable Instrument.  This Note shall not be deemed to be a negotiable instrument, and the rights and obligations under this Note may not be assigned or delegated by Borrower or Lender without the other party’s prior written consent.

12.                 Relationship.  Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Lender.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Note in favor of Lender as of the Closing Date.

BORROWER:

ACSH URGENT CARE OF GEORGIA, LLC,
a Georgia limited liability company

By:	/s/ Matthew D. Thompson
Name: Matthew D. Thompson
Title: Chief Financial Officer

LENDER:

By:	/s/ Thinh D. Nguyen
Name: Thinh D. Nguyen, M.D

By:	/s/ Han C. Phan
Name: Han C. Phan

[Signature page to Promissory Note]

EXHIBIT B

MEDICAL DIRECTOR EMPLOYMENT AGREEMENT

THIS MEDICAL DIRECTOR EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of October 31, 2014 (the “Effective Date”), by and between MEDHELP, LLC, a Georgia limited liability company (“Company”), and THINH NGUYEN, M.D., (“Physician”), a physician duly licensed and registered to practice medicine under the laws of the State of Georgia (“State of Licensure”).

RECITALS:

A.     Company engages in the business of rendering urgent care and other professional medical services at multiple centers including those located within the State of Licensure (together with any future center owned, operated or managed by Company, collectively, the "Centers").

B.       Company and QTC Medical Group, Inc., a Medical Corporation are parties to that certain Agreement Between Independent Contractor and QTC Medical Group, Inc. (“QTC”), effective as of September 18, 2013, pursuant to which Company, among other things, provides certain examination and evaluation services to veterans (as it may be amended from time to time and any successor agreement(s) between QTC and the Company, the “QTC Contract”).

C.       Company desires to employ Physician, and Physician desires to accept such employment, to render professional medical services at the Centers and to provide such other services as described herein, all on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Physician and Company agree as follows:

1.                    Employment.  Company hereby employs Physician and Physician hereby accepts such employment upon the terms and conditions set forth herein.

2.                    Physician’s Services and Responsibilities.

(a)            General.  From the Effective Date until the Transition Date (described below), Physician shall serve, on a full-time basis, as the medical director of the Center located at  5304 Windward Parkway, Alpharetta, Georgia 30004 (the “Primary Center”). In such capacity, Physician shall perform the services Company may request from time to time, including those set forth on Exhibit A attached hereto (collectively, the “Director Services”), for and on behalf of Company, Monday through Friday from 9:00 a.m. and 5:00 p.m.

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(b)            Veterans Affairs.  Promptly after the Effective Date, Physician shall assist Company in identifying, recruiting, employing, and training a full-time replacement physician to serve as the medical director of the Primary Center.  On the date Physician fully transitions, to the reasonable satisfaction of Company, the medical director responsibilities to the replacement director (the “Transition Date”), which the parties anticipate occurring within six months after the Effective Date, Physician would commence serving as the QTC Medical Director for the Company and its Affiliates (defined below).  In such capacity, Physician would be principally responsible for (a) the development, expansion, implementation, and oversight of the service offering rendered under the QTC Contract (the “QTC Program”), and (b) for such other services and as further described in Exhibit A attached hereto (collectively, the “QTC Services” and together with the Director Services, collectively, the “Services”).  Physician’s duties with respect to the QTC Program will extend to all Centers of the Company and its Affiliates, and Physician will be expected to make occasional out-of-town trips (not to exceed two per calendar quarter) to ensure the successful operation and implementation of the QTC Program.  Other professionals to be trained in the QTC Program will travel to the Primary Center for such training; provided that (i) if the applicable trainee’s Center is within 150 miles of the Primary Center or (ii) if, due to clinical scheduling or otherwise, such travel by the applicable trainee is either unfeasible or is materially detrimental to the Company, then Physician shall travel to the trainee’s Center notwithstanding the previously-described two-trip limitation.  For purposes of this Agreement the term "Affiliate" means any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Company.

(c)            Full-Time Status.  As a full-time employee, Physician shall devote substantially all of Physician's working time, energies, and skills to the exclusive furtherance of Company’s business, which shall require no less than 40 hours per week, and shall serve Company diligently and to the best of Physician's ability.  Notwithstanding the foregoing, Physician shall be allowed to continue acting as medical director for Infinity Integrated Medical d/b/a Natural Health Atlanta, provided that (i) such service does not impede or impair Physician’s obligations to Company (including the requirement that Physician work at least 40 hours per week), and (ii) Infinity Integrated Medical d/b/a Natural Health Atlanta does not engage in the operation, ownership or management of any urgent, primary care, or occupational health clinics.

(d)            Authority and Control of Company.  Physician shall perform the Services in accordance with the policies, procedures, rules and regulations Company may establish and implement from time to time, and all work performed by Physician shall be subject to review and evaluation by Company or a clinical representative thereof.  Subject to the exercise of Physician's independent medical judgment as set forth in Section 8 below, Physician shall accept all patients assigned to Physician by Company.

(e)            Conflicts.  Physician shall devote Physician's best efforts to fulfill Physician's obligations hereunder.  To that end, except as provided in Section 2(c) above, Physician shall not, while employed by Company, engage in any other professional or business activity which may reasonably be expected to (i) impede or interfere with Physician’s performance of Physician’s duties hereunder or (ii) conflict with Physician’s undivided loyalty to Company, whether or not such activity is pursued for gain, profit or other pecuniary advantage, without the prior written consent of Company, which consent shall not be unreasonably withheld.  Notwithstanding any consent given by Company, Physician agrees that the staffing and scheduling needs of Company shall be given priority over any other professional activity in which Physician is permitted to engage.  Any consent granted to Physician to engage in another professional or business activity shall be revocable by Company, in Company’s sole discretion, at any time upon written notice to Physician.  Upon receipt of such notice, Physician immediately shall cease and desist from such activity.

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(f)            Payor Contracts.  Physician shall cooperate with Company and take all necessary or appropriate action to participate, and shall at all times maintain participating physician status, in the payment plans of all private and governmental third-party payors, health maintenance organizations, preferred provider organizations, and other health benefit programs (collectively, "Payor Programs") with which Company (or any of its affiliates) may contract.  At the request of Company, Physician shall (i) enter into contracts with Payor Programs in Physician’s capacity as an individual, licensed healthcare provider (the “New Contracts”), and (ii) with respect to all contracts with Payor Programs existing as of the Effective Date (the “Existing Contracts” and together with the New Contracts, the “Payor Contracts”), provide notice to, and obtain consents from, all applicable payor parties under such Existing Contracts as required by the terms of the Existing Contract in order for Physician to render the Services for the economic benefit of Company.  Physician shall maintain in good standing (unless Company specifically directs Physician in writing otherwise) all Payor Contracts, and Physician shall not take any action to amend or renegotiate the terms of any Payor Contract without at least 30 days’ prior written notice to Company.

(g)            Excluded Contracts.  Physician acknowledges that Company and its Affiliates (i) are parties to Existing Contracts, (ii) may enter into New Contracts, and (iii) may acquire, manage, and transact with other companies that are or may become parties to New Contracts or Existing Contracts, each with governmental subcontractors and other companies (including those similar to QTC such as Logistics Health Incorporated, Inc. (LHI) and Veterans Evaluation Services, Inc. (VES)), that provide compensation for services similar to those performed under the QTC Contract (collectively, the “Excluded Contracts”).

3.                    Financial Terms.

(a)            Assignment of Professional Fees.  Except as otherwise agreed by the parties, Physician agrees that, during the term of this Agreement, Physician shall not bill to or collect from any patient or third party payor any amount for Services rendered under this Agreement.  Physician irrevocably assigns and grants to Company the right to bill and collect from patients and all Payor Programs for all Services rendered by Physician under this Agreement.  Upon request by Company, Physician shall execute a CMS Form 855R and any other appropriate documentation to effectuate assignment to Company of Physician’s professional fees for Services rendered to patients.

(b)            Compensation.  In consideration of the Services, Company shall pay Physician, subject to all applicable payroll taxes and required withholdings, the compensation set forth in this Section 3(b) (the "Compensation").

 (i)             Director Compensation.  In consideration of the Director Services, from the Effective Date until the Transition Date, Company shall pay Physician based on an annual salary of $248,000 (the “Director Compensation”).

 (ii)            Post-Transition Compensation.  After the Transition Date, Company shall pay Physician annual compensation at the base rate of $150,000 (the “Base Compensation”).  In addition to the Base Compensation, after the Transition Date, Company shall pay Physician the following contingent compensation (the “Contingent Compensation”): (A) 70% of the Net QTC Collections (defined below) attributable to Physician’s personally performed services, and (B) 15% of all Net QTC Collections attributable to services rendered by all other providers.  Physician shall be entitled to the Contingent Compensation after the Transition Date regardless of the date the medical service giving rise to such payment was rendered.  Notwithstanding the foregoing, Company’s obligation to pay the Contingent Compensation, if any, shall be conditioned on Physician being an employee of the Company and not being in breach of this Agreement, both on the date payment is to be made.

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 (iii)           Net QTC Collections.  For purposes of this Section 3(b), the term “Net QTC Collections” means the amount actually received under the QTC Contract (but not any other Payor Contract including the Excluded Contracts), which amount is reported on Company’s books and records as of the date the Contingent Compensation is calculated from time to time, minus the amount received, in whole or in part, from QTC Services that constitute “designated health services,” as such term is defined in 42 U.S.C. § 1395NN(h)(6), that are ordered, prescribed, or referred by Physician and not personally performed by Physician; minus any amount Company is required to refund to QTC or to any patient whose treatment was paid in whole or in part by QTC.  Notwithstanding anything to the contrary in this Agreement, all amounts received on account of services rendered by any provider or at any Center of the Company or its Affiliates that are either payable under an Excluded Contract or are otherwise not payable under the QTC Contract shall not be included in the definition of “Net QTC Collections.”

(c)            Method and Timing of Payment.  The Director Compensation and the Base Compensation shall be payable in bi-weekly installments according to the Company’s normal payroll procedures.  The Contingent Compensation shall be due and payable in the payroll cycle immediately following the 45th day after the close of each calendar quarter.  The Director Compensation, the Base Compensation, and the Contingent Compensation will be subject to all applicable payroll taxes and required withholdings.

(d)            Compensation Adjustment.  If, at any time during the term of this Agreement, QTC or any federal, state or local laws, rules, regulations or interpretations prohibit, restrict, limit, or deprive either party of the practical realization of their respective material benefits contemplated by this Agreement, including, without limitation, (i) the employment by Company of Physician, (ii) the amount or method of payment of the Compensation, or (iii) the receipt by Company of payment or reimbursement in respect of physician or other nonphysician services under any Payor Contract (including the QTC Contract), then the parties shall negotiate in good faith to amend this Agreement in a manner consistent with any such prohibition or restriction and which preserves for the parties, as nearly as possible, the practical realization of the material benefits contemplated by this Agreement.  If the parties cannot reach agreement on such amendment prior to the effective date of such rule, regulation or interpretation, this Agreement shall terminate as of the last day of the month after such change becomes effective.

(e)            Benefits.  In accordance with their terms, Physician shall be entitled to participate in any plans, insurance policies or contracts maintained by Company relating to retirement, health, disability and other related benefits; provided however that nothing contained herein shall be deemed to impose any obligation on the Company to adopt or maintain any such plans, policies or contracts.  Physician’s rights and entitlement with respect to any such benefits shall be set forth in Company’s employee handbook, and subject to the provisions of the relevant plans, contracts or policies providing such benefits.

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(f)            Vacations; Sick Leave; Continuing Medical Education. During each year of the Agreement, Physician shall be entitled to 15 days of paid time off (including vacation and sick leave time), which may be used in accordance with the terms and conditions set forth in the Company’s employee handbook and at such time or times as shall be approved by Company. In the event of termination of employment, Physician shall be entitled to receive payment for any unused paid time off; provided that Physician complies with all terms and conditions of this Agreement and the Employee Handbook.  In addition, Physician shall be entitled to such holidays as Company may approve. Physician is encouraged and is expected from time to time to attend meetings, continuing medical education, professional conventions, and post-graduate courses in Physician’s field of medicine.  After the first full year of Physician’s continuous employment with Company, Company shall reimburse Physician for up to $2,500.00 per year for such continuing medical education activities; provided that such educational activities must directly relate to Physician’s duties hereunder and be preapproved by Company.

4.                    Physician’s Representations, Warranties and Covenants.  Physician represents, warrants, and covenants at all times during the term of this Agreement that Physician:

(a)            is and will maintain a full and unencumbered license, in good standing under the laws of the State of Licensure, to engage in the practice of medicine, and said license will not be suspended, revoked or restricted in any manner at any time during the term of this Agreement;

(b)            has and will maintain current controlled substances registrations issued by applicable state authorities and the United States Drug Enforcement Administration, which registrations have not been surrendered, suspended, revoked or restricted in any manner;

(c)            has and will maintain at least the minimum continuing medical education credits required by the applicable governing board;

(d)           has disclosed to Company the prior occurrence of any of the following matters, and will disclose the occurrence of any such matters after the Effective Date immediately upon the occurrence thereof:

 1.              any malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree against Physician;

 2.             any disciplinary, peer review or professional review investigation, proceeding or action instituted against Physician by any licensure board, hospital, school, health care facility or entity, professional society or association, third-party payor, peer review or professional review committee or body, or governmental agency;

 3.              any complaint, conviction or allegation involving Physician’s commission of a felony, or any other crime involving moral turpitude;

 4.              any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation against Physician of filing false health care claims, violating anti-kickback laws, or engaging in other billing improprieties relating to the practice of medicine;

 5.              any illness or condition that may impair Physician’s ability to exercise sound medical judgment;

 6.              any use of drugs (whether or not prescribed) or alcohol, which, in Company’s reasonable opinion could compromise the reputation or quality of medical care at the Centers, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

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 7.              any allegation, investigation or proceeding based on any allegation, against Physician, relating to the alleged or potential violation by Physician of professional ethics or standards, or the engaging by Physician in illegal, immoral or other misconduct (of any nature or degree), relating to the practice of medicine

 8.              any denial or withdrawal of an application in any state for licensure as a Physician, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance; an

 9.              any rejection or exclusion, for any duration, from participation in any Payor Program.

(e)            shall submit to periodic, random drug testing in accordance with the Company’s policies;

(f)            shall abide by the rules, regulations, policies and directives of Company;

(g)           shall render the clinical Services to patients, as applicable, at the Centers in a competent, professional and ethical manner, in accordance with prevailing standards of general medical practice, and in material compliance with all applicable statutes, regulations, rules, orders and directives of any and all applicable governmental and regulatory bodies having competent jurisdiction;

(h)           shall use Physician’s best efforts to assist Company in maintaining the QTC Contract and expanding the QTC Program;

(i)             shall, in connection with the provision of the Services, use the equipment, instruments, pharmaceuticals and supplies furnished by Company for the purposes for which they are customarily used and in a manner consistent with sound medical practice; and

(j)             shall complete and maintain, in a timely manner, adequate and legible patient records with respect to all services rendered to patients at the Centers according to the policies and procedures established and maintained by Company.

5.                   Professional Liability.   Company shall obtain, maintain, and pay all premiums for a professional liability (malpractice) insurance policy covering claims and losses resulting from the Services provided at the Centers during the term of this Agreement, regardless of whether any such claim or loss arises after the termination date of this Agreement (and Company shall obtain appropriate tail professional liability (malpractice) insurance coverage or other equivalent coverage for Physician upon termination of his employment).  Physician will fully cooperate in the defense of any asserted claim, whether or not this Agreement is still in effect.  Any services or activities performed for third parties, not at the request or for the benefit of Company during or after the term of this Agreement, or which are not covered by Company's professional liability insurance policy, will not be deemed to be included in the definition of "Services," and Professional shall not be deemed to be Company's agent or contractor in performing such services or activities.  Company shall incur no liability for such outside services or activities, vicarious or otherwise, and Physician shall obtain and be solely responsible for the expense of professional liability insurance covering all such outside services and activities, which coverage shall contain commercially reasonable policy limits, and Physician shall indemnify and hold harmless Company against the entirety of any loss or threatened loss or expense (including attorneys’ fees and expenses)resulting from, arising out of or relating to Physician’s outside services or activities.

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6.                    Term.  This Agreement shall become effective as of the Effective Date.  Unless sooner terminated as provided herein, this Agreement shall remain in full force and effect for 30 months after the Effective Date.  This Agreement shall automatically renew on each anniversary of the Effective Date for an additional 12 months.

7.                    Termination.

(a)            Pre-Transition Termination.  Physician shall have no right to terminate this Agreement prior to the Transition Date.

(b)            Termination by Physician.  After the Transition Date, Physician may terminate this Agreement without cause upon 60 days’ prior written notice to Company.

(c)            Termination by Company.  Company may terminate this Agreement (before or after the Transition Date) without cause upon 30 days’ prior written notice to Physician.  Company may terminate this Agreement immediately by providing written notice to Physician upon the occurrence of any of the following:

 1.              Physician’s death;

 2.               Physician’s disability for a continuous period in excess of 90 days due to a mental or physical condition (other than pregnancy) that is determined by a Physician selected by Company to be a permanently disabling condition or a condition that will impair Physician’s ability to perform the Services beyond said 90-day period;

 3.               Physician’s denial or instruction to a staff member to deny treatment to any patient who presents for care before the close of the stated business hours of the Center in which Physician is then working;

 4.               the expiration, suspension, termination, or amendment (in manner which is economically detrimental to Company) for any reason, of the QTC Contract;

 5.               the suspension, limitation, revocation, or cancellation of Physician's license to practice medicine in the State of Licensure or any other state, or the institution of disciplinary proceedings against Physician by any such state or other applicable regulatory agency having jurisdiction over Physician's professional license or conduct;

 6.               any change in control of Company, which shall include the sale of all or substantially all of the assets of Company, the sale of 51% or more of the equity of Company, or any merger or consolidation in which Company is not the surviving entity;
 7.               bankruptcy, insolvency or cessation of operations of Company; any voluntary or involuntary petition for bankruptcy, dissolution, liquidation or winding‑up of the affairs of Company; any assignment by Company for the benefit of creditors;

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 8.               Physician's insubordination, gross neglect of duty or professional standards, dishonesty, disloyalty, failure to be available for work when scheduled, willful inattention to the economic or ethical welfare of Company;

 9.               Physician's failure or refusal to faithfully and diligently perform the Services and comply with the provisions of this Agreement, including providing the full scope of clinical services required for the particular Center and patient population in which Physician is then working;

 10.            Physician uses drugs or alcohol, which, in the reasonable opinion of Company, may be expected to interfere with Physicians duties hereunder;

 11.            Physician’s engaging in criminal, unprofessional, unethical or fraudulent conduct including without limitation,  or Physician is found guilty of such conduct by any health care entity or governmental agency of competent jurisdiction;

 12.            Company's inability to adequately insure Physician or the termination of Company's professional liability policy covering Physician due to Physician’s claims experience or error or omission of Physician;

 13.            Physician is excluded or suspended from participation in Medicare, Medicaid or any other Payor Program; or

 14.            Physician’s breach of any representation or other material term in this Agreement not described in any subsection (1) - (11) above, which breach has not been cured to the reasonable satisfaction of Company within 30 days after notice of such breach.

(d)            Termination Obligations.  Upon termination of this Agreement, Physician shall (i) immediately repay any indebtedness owed by Physician to Company; provided that Company may, in its sole discretion, deduct or offset any amounts owed to Company by Physician from any amounts that may otherwise be due to Physician from Company; (ii) Physician shall promptly deliver to Company all property in Physician possession or control which belongs to Company, including, without limitation, all equipment supplied to Physician for use at the Centers, all materials, whether written, descriptive, or maintained in some other form, relating to Company, the Centers, Company’s business affairs, patients, or potential patients, and any other Confidential Information (as defined in Section 10) then in Physician’s possession or control, and (iii) Physician shall use Physician’s best efforts to cause for the continuation (without disruption or interruption) of the Payor Contracts, including the QTC Contract for Company’s benefit.

8.                   Independent Medical Judgment.  Physician shall make any and all decisions pertaining or related to the practice of medicine and the care and treatment of patients.  Notwithstanding any provision hereof to the contrary, including but not limited to Section 2(d), Physician shall perform all services with respect to the diagnosis and treatment of patients in such manner as Physician, in the independent exercise of Physician’s independent medical judgment, deems to be in the best interests of the patients.  The parties specifically agree and acknowledge that Physician shall have full and final authority over all medical decisions made in the course of Physician’s rendering care and treatment to patients at the Centers.

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9.                    Referrals.  If, in the exercise of Physician's independent medical judgment, Physician determines that it is in the best interest of a patient to refer the patient to another physician, a hospital or other health care facility, Physician shall refer such patient to a physician, hospital or other health facility designated by Company unless the patient prefers to be referred to another physician, hospital or other health care facility.

10.                Restrictive Covenants.  The restrictions contained in this Section 10 are necessary to protect Company’s legitimate business interests, which include, without limitation, established patient relationships, valuable confidential and professional information, patient goodwill, and other goodwill associated with Company’s business and the Centers.  Such restrictions are not more restrictive than necessary to protect such interests, do not impose an undue hardship on Physician and are otherwise reasonable in all respects.  If any covenant in this Section 10 is determined to be void or unenforceable by a court of competent jurisdiction, the parties authorize such court to modify the violating provision in the minimum extent necessary to render such provision enforceable; provided that no modification shall be made to render the applicable covenant more restrictive with regard to Physician as originally drafted by the parties.  The termination of the Physician’s employment, for any reason, shall not eliminate or diminish any of the Physician’s obligations under this Section 10. Company shall have the right to disclose the provisions of this Agreement to any individual or entity who may employ, engage or retain Physician form after the date hereof.

(a)            Noncompetition; Nonsolicitation.

 (i)             During the term of this Agreement, Physician shall not engage in any activity which constitutes the practice of medicine except as an employee of Company or engage in any other professional or business activity which substantially interferes with the performance of the Physician's duties hereunder;

 (ii)            For a period of two years following the expiration or termination for any reason of this Agreement, (the "Covered Period"), to the maximum extent permissible under Georgia law, including, without limitation, under the Georgia Restrictive Covenant Act, O.C.G.A. §13-8-50, et. seq., Physician shall not, directly or indirectly, for Physician 's own account or for others,  (i) call upon, solicit, divert or take away, any customers, clients, or any of the patients seen or treated at the Center located at 5304 Windward Parkway (but not other Protected Centers), (ii) hire, attempt to hire, contact or solicit with respect to hiring, any employee or independent contractor employed or engaged by Company or any of its Affiliates within the 24 month period immediately preceding the expiration of the Covered Period, (iii) own any interest in, lease, operate, manage, perform services for, extend credit to or otherwise participate in (e.g., as a medical director, owner, lender, employee, officer, consultant or contractor) any urgent care, occupational care or walk-in medical business within a 15 mile radius of the Center located at 5304 Windward Parkway (but not other Protected Centers).  The term “Protected Center” means the Center or any and all other urgent care, occupational care or walk-in medical center that Company or any of its Affiliates (as defined below) opens, acquires, manages or commits (whether or not such commitment is binding) to open, acquire, or manage at any time prior to or during the term of this Agreement.  The foregoing is not intended nor shall it be interpreted to prohibit Owner from referring any patient for any goods or services to any health care center that in Owner’s independent medical judgment is in the best interests of such patient.

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(b)            Confidential Information.

 (i)             Physician hereby acknowledges and agrees as follows: (a) as a result of Physician's employment by Company and the nature of the Physician’s duties as an employee of Company, Confidential Information (as defined herein) will be disclosed or made available to Physician solely for the purpose of enabling Physician to perform such duties; (b) Company has expended substantial sums to acquire and develop Confidential Information; (c) Company derives substantial economic benefit from the fact that the Confidential Information is not known to Company’s competitors; and (d) any unauthorized disclosure or use of any Confidential Information would have a serious adverse effect on Company and its legitimate business interests.

 (ii)            For purposes of this Agreement, the term "Confidential Information" means any proprietary and confidential information or data which is related to the medical practice or business activities of Company including, without limitation, (a) all terms and conditions of this Agreement, and (b) any concept, plan, design, program (including computer program), idea, procedure, system, application, form, process, method, know-how, technique, technology or other information which pertains or relates in any way to the medical practice or business activities of Company including, without limitation (1) lists or other compilations of or information concerning patients, clients, customers, vendors or suppliers of Company, (2) the terms of any Payor Contract, pricing methods and fee schedules, (3) clinical protocols, (4) “trade secrets” of Company (as that term is defined in the Georgia Trade Secrets Act of 1990, as may be amended, modified or restated from time to time, O.C.G.A. § 10-1-760, et seq.), (5) personnel information, employee evaluations and employee compensation information and (6) all other financial or proprietary business information.  Confidential Information is limited to that information which is not (i) publically available (other than as a result of unauthorized disclosure by Physician or Sellers) or (ii) generally known within the industry in which the Company operates.  Confidential Information is limited to that information which is not generally known to the public (other than as a result of unauthorized disclosure by Sellers) or within the industry in which Business is operated and excludes anything known to Physician prior to the date of this Agreement relating to the general operation of an urgent care clinic.

 (iii)          From and after the date hereof, Physician shall hold all Confidential Information in confidence and, subject to subparagraph (iv) below, shall not: (i) communicate or disclose any Confidential Information to any party other than (A) Company, (B) agents and employees of Company who are authorized to receive such information or (C) a party to whom or which such communication or disclosure has been authorized by Company; (ii) duplicate, copy or make any record of any Confidential Information; or (iii) use any Confidential Information for the benefit of Physician or any party other than Company or for any purpose other than the performance of Physician's duties as an employee of Company. [Carl, since we have carved our non-proprietary info from the definition of “Confidential Info” I don’t think we need this sentence any longer.  Do you agree?]

 (iv)          Notwithstanding the foregoing provisions of this Section 10, Physician may disclose Confidential Information to any party if and to the extent required by law and, if such disclosure is made in a manner which complies with the provisions of this subparagraph (iv), Physician shall have no liability on account of such disclosure.  If Physician becomes legally required to disclose any Confidential Information, Physician shall immediately notify Company of such obligation, the specific Confidential Information which Physician is required to disclose and the party to whom or which Physician is required to make such disclosure so that Company, at its option, may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Paragraph.  If Company elects to seek a protective order or other appropriate remedy, Physician shall cooperate with, and not object to, any such action.  If Company does not obtain the protective order or other remedy or waives compliance with such provisions, Physician shall disclose only that portion of such Confidential Information which Physician is legally required to disclose.

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(c)            Expert Witness or Consultant.  Until the termination of this Agreement and for two years thereafter, Physician shall not provide services as an expert consultant or as an expert witness to any attorney, or any person employed by an attorney, adverse to Company or any of its Affiliates without first obtaining the approval of the Company.

(d)            Company’s Remedies for Breach.  If Physician breaches or threatens to breach any of Physician’s covenants contained in this Agreement, then, in addition to the recovery of damages, Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction (either in law or in equity) to enforce the specific performance thereof by Physician or to enjoin Physician from any further or continuing breach without the necessity of showing actual damages or furnishing a bond or other security; provided, however, that nothing herein contained shall be construed as prohibiting Company from pursuing any other remedies available to it on account of such breach including the recovery of damages from Physician. If Company initiates and is successful in any legal action to enforce the provisions of this Section 10 or to seek damages for any breach thereof, Company shall be entitled to recover from Physician reasonable attorneys' fees and all other costs incurred by it in connection with such legal action.  All remedies provided herein shall be cumulative and not exclusive and shall be in addition to any other remedies available at law or in equity to Company for any breach of this Agreement.

11.                HIPAA and Patient Records.  Each party agrees that it will comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including, without limitation, the privacy, security and electronic transaction regulations adopted thereto.  All patient lists, charts, records and case histories created or maintained at the Centers and all records and information coming into the possession of Physician or Company which are the property of any hospital or referring physician and for which Company has assumed temporary or permanent custodial responsibility (collectively, “Patient Records”) shall at all times be and remain the property of Company.  Unless required by service of legal process, no Patient Record shall be disclosed by Physician to any person not authorized by Company, except in strict accordance with medical ethics and such further procedures and rules relating thereto as are promulgated by Company from time to time.  Physician agrees that Physician will not, during the term of this Agreement or at any other time thereafter, divulge or disclose any information contained in the Patient Records to any person or entity whatsoever, for any purpose whatsoever.  It is understood that this prohibition does not apply to Patient Records for the purposes of consultation, reference of another physician, claims in connection with accidents or disability made by a patient, or other legitimate uses in furtherance of Company’s business and the welfare of Company’s patients.

12.                 Miscellaneous.

(a)            Governing Law.  This Agreement shall be governed and interpreted in accordance with, and the rights of the parties shall be determined by, the laws of the State of Licensure without regard to principles of conflicts of laws.

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(b)            Severability.  If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

(c)            Amendment.  No alteration or modification of this Agreement, including exhibits hereto, shall be valid unless made in writing and executed by each of the parties hereto.

(d)            Counterparts.  This Agreement may be executed in more than one counterpart, and delivered via facsimile or other electronic means, and each executed counterpart shall be considered as the original.

(e)            Vested Rights.  No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations which shall have theretofore matured hereunder.

(f)             Successors.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, administrators, executors, successors and representatives.

(g)            Notices.  Any notice or other communication by one party to the other shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), addressed to the address specified for each such party on the signature page to this Agreement. Any party may change the address for notice by notifying the other party, in writing, of the new address.

(h)            Further Actions.  Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are consistent with the terms hereof.

(i)              Assignment.  Physician may not assign this Agreement without written consent of Company, however, Company may assign this Agreement at its discretion.

(j)              Survival.  This Section 12 and the covenants contained in Sections 4, 5, 10, and 11 shall survive any termination or expiration of this Agreement.

(k)            Review by Counsel.  Physician acknowledges that Physician has been given an opportunity to have this Agreement reviewed by counsel of Physician’s choice and that Company has urged Physician to undertake such review.  Physician further acknowledges that this Agreement has either been so reviewed or that Physician has determined to waive such review notwithstanding the advice of Company to have this Agreement reviewed on Physician’s behalf.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the Effective Date.
COMPANY:

MEDHELP, LLC,
a Georgia limited liability company

By:	/s/ Matthew D. Thompson
Name: Matthew D. Thompson
Title: Chief Financial Officer

Notice Address:

ACSH Urgent Care of Georgia, LLC
5429 LBJ Freeway, Suite 850
Dallas, Texas 75240
Attention: Matthew D. Thompson, CFO

PHYSICIAN:

Sign:	/s/ Thinh Nguyen
Print: THINH NGUYEN, M.D.

Notice Address:

2897 N. Fulton Dr NE
Atlanta GA 30305

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Exhibit A
SERVICES

A.	The following Director Services shall be rendered prior to the Transition Date:

1.                   Render professional medical services to patients of Company at the Primary Centers in accordance with Company’s assignment schedule, which schedule shall be designed to assure that all of medical needs of the Center's patients are met in a competent, timely and responsive manner.

2.                   Render professional medical treatment to patients of Company at centers other than the Primary Center on a temporary basis on occasions where the regularly-employed physicians at such center are unavailable.

3.                   Supervise and oversee the supervision of all physicians, physician assistants, nurse practitioners, and other licensed and non licensed professionals at the Primary Center.

4.                    Oversee the coding, record keeping, record creation and referral practices of physicians and other licensed professionals at the Primary Center.

5.                    Oversee the successful operation of on-site labs maintained at the Primary Center.

6.                   Review an appropriate number of clinical charts and other medical records arising from services rendered at the Primary Center to ensure that (1) the medical services are being provided to patients in a manner that is consistent with the plans of treatment prescribed, and (2) clinical records are being maintained in accordance with accepted medical professional standards and practice.

7.                   Assist in the development and implementation of programs relating to the training, orienting, and supervising of other physicians and mid-level clinical professionals.

8.                   Assist in the development and implementation of strategic plans for quality and overall improvement of clinical services at the Primary Center.

9.                   Assist, consult, cooperate, and participate with management of the Primary Center and the clinical staff in order to assure and improve quality patient care.

10.                Review all incident and accident reports occurring in the Primary Center and actively participate in the Center's service and safety initiatives.

11.                Work with and report directly to the Regional Medical Director and/or Chief Medical Officer of the Company.

12.                 Act as liaison between clinical and non-clinical management personnel at the Primary Center.

13.                Assist in reviewing and responding to all state and federal program audits and investigations conducted by all applicable state agencies and departments having jurisdiction over the Primary Center and providers rendering care at the Primary Center.

B.	The following QTC Services shall be rendered after the Transition Date:

1.                    Render patient treatment to veterans under the QTC Contract.

2.                   Expand, develop, supervise and manage the QTC Program with a focus and commitment on quality, convenient and affordable care, consistent with Company’s policies and procedures.

3.                    Provide or cause to be provided all financial and operational reporting reasonably requested by Company from time to time.

4.                   Act as liaison between clinical and non-clinical management personnel with respect to the QTC Program.

5.                    Lead any efforts to review and respond to all state and federal program audits and investigations conducted in connection with the QTC Program.

6.                   Assist in the credentialing and qualification of additional physician and nonphysician providers under the QTC Contract.

7.                   Oversee all training and quality controls concerning the QTC Program.

C.	The following Services shall be rendered throughout the term of this Agreement:

1.                    Assist in the establishment of standards for medical care and assist designated management and medical staff at the Primary Center in the development of policies and procedures for medical care, designed to assure safe, effective and efficient care of patients at the Primary Center.

2.                    Assist on an as needed basis on issues pertaining to the electronic health records system and related applications.

3.                    Render professional medical treatment to patients of Company at centers other than the Primary Center on a temporary basis on occasions where the regularly-employed physicians at such center are unavailable.

4.                    Perform such other duties as may from time to time be assigned by Company.

EXHIBIT C

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

This NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (the “Agreement”), dated effective as of October 31, 2014, (the “Effective Date”), is by and between ACSH URGENT CARE OF GEORGIA, LLC, a Georgia limited liability company (“Buyer”), and THINH D. NGUYEN, M.D. (“Dr. Nguyen”), and HAN C. PHAN, each an individual resident of the State of Georgia (collectively “Sellers”).

RECITALS:

A.                  Pursuant to that certain Membership Interest Purchase Agreement dated as of the Effective Date by and between Buyer and Sellers (the “Purchase Agreement”), Sellers sold and Buyer purchased, all of the issued and outstanding membership interest (the “Interests”) of MedHelp, LLC, a Georgia limited liability company (the "Company").  Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.
B.                   As a condition to Buyer’s entering into the Purchase Agreement, Sellers have agreed to remain an employee of Company pursuant to a written employment agreement.

C.                   Sellers have intimate knowledge of the Business which knowledge, if exploited, directly or indirectly, by Sellers in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of the Buyer to realize the benefits of its acquisition and protect and secure, among other things, (1) certain trade secrets of the Business; (2) valuable confidential and professional information of the Business; (3) relationships with existing patients; (4) and the goodwill associated with the Business.

NOW THEREFORE, in consideration of the Purchase Price paid to Sellers for the Interests, the covenants, warranties and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:

1.                   Acknowledgements.Sellers acknowledge that the covenants contained in this Agreement are an essential part of the Purchase Agreement and that, but for Sellers’ agreement to comply with such covenants, Buyer would not have entered into the Purchase Agreement. Sellers further acknowledge that the terms and provisions of this Agreement are incorporated by reference into the Purchase Agreement.

2.                    Negative Covenants.    From the Effective Date and continuing until the second anniversary of the later to occur of the Closing Date and Dr. Nguyen’s separation from service (as an employee, contractor or otherwise) with Company, Buyer or any of its Affiliates (the “Covered Period”), neither of Sellers shall, directly or indirectly, for Sellers’ own benefit or for the benefit of others, (a) call upon, solicit, divert or take away, any patients, customers or clients seen or treated at the Center located at 5304 Windward Parkway (but not other Protected Centers), (b) hire, attempt to hire, contact or solicit with respect to hiring, any employee or independent contractor employed or engaged by Buyer within the 24-month period immediately preceding the expiration of the Covered Period, or, (c) own any interest in, lease, operate, manage, extend credit to or otherwise participate in (e.g., as an owner or lender) any urgent care, occupational health or walk-in medical business within a 15 mile radius of the Center located at 5304 Windward Parkway (but not other Protected Centers).  The term “Protected Center” means the Center located at 5304 Windward Parkway or any and all other urgent care, occupational care or walk-in medical center that Company or any of its Affiliates (as defined below) opens, acquires, manages or commits (whether or not such commitment is binding) to open, acquire, or manage at any time prior to or during the term of this Agreement.  The foregoing is not intended nor shall it be interpreted to prohibit Sellers from referring any patient for any goods or services to any health care center that in Sellers independent medical judgment is in the best interests of such patient.
3.                   Confidentiality.  Sellers will hold and keep confidential all Confidential Information (as defined below) to which Sellers, at any time shall have become informed, and will not, directly or indirectly, disclose any Confidential Information to any person, firm, corporation or entity, or use the same, or permit the same to be disclosed or used.  “Confidential Information” as used herein means proprietary information directly relating to Sellers or developed exclusively by Sellers or the Company or developed for the use of Sellers, the Company or the Business and may include, without limitation, the following types of information regarding Sellers, the Company or the Business existing as of the date hereof: corporate information, including business information, plans, strategies, tactics, or policies; marketing information, including strategies, tactics, methods, customer and patient lists, prospects, and market research data; financial data or forecasts; policies or procedures; know-how and ideas; operational information, including trade secrets; and technical information, including designs, drawings and specifications.  Confidential Information is limited to that information which is not generally known to the public (other than as a result of unauthorized disclosure by Sellers) or within the industry in which Business is operated.  This Section 3 terminates after the expiration of the Covered Period, except that it shall continue to apply with respect to the Company’s trade secrets (if any).

4.                    Non-Disparagement.  Sellers will not in any way, directly or indirectly, make any statements, written or verbal, that are defamatory, derogatory, or disparaging about, or that may adversely affect the Business, Buyer or its Affiliates, or any of their shareholders, officers, directors, members, owners, employees, personnel, agents or representatives (collectively, the “Buyer Entities”).  Similarly, Buyer and Buyer Entities will not in any way, directly or indirectly, make any statements, written or verbal, that are defamatory, derogatory, or disparaging about, or that may adversely affect the Sellers (or either of them); provided that communication with any future employer of Dr. Nguyen regarding his performance as an employee of Company shall not constitute a violation of this Section 4.  This includes, but is not limited to, making such statements on any internet site, message board, blog or social media page, including Facebook, Google Plus, Twitter, LinkedIn, or any other internet site, electronic medium, or any other forum or medium.  This prohibition applies to statements made under false names, anonymously, or through third parties or other business entities.  The terms “derogatory” or “disparaging” as used in this Agreement are intended by the parties to have the broadest possible meaning and are to include any utterances or writings by Sellers or at Sellers’ instruction, whether or not Sellers believe or is of the opinion that such utterances or writings are correct or true, which could be reasonably regarded as tending to deprecate, discredit, demean, lower or diminish the regard or reputation of or otherwise adversely affect the Business or the Buyer Entities as a result.
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5.                    Compliance.Sellers acknowledge that Sellers’ compliance with the terms of this Agreement is necessary for Buyer to realize the benefits of its acquisition and to protect and secure, among other things, (a) trade secrets of the Business; (b) valuable confidential and professional information of the Business; (c) relationships with existing patients; and (d) the goodwill associated with the Business and the Interests purchased by Buyer under the Purchase Agreement.  Sellers further acknowledge and agree that irreparable injury, for which the remedy at law would be inadequate, will result to Buyer in the event of a breach of this Agreement.  Accordingly, Sellers agree that Buyer will be entitled, in addition to any other remedies and damages available, including reasonable attorney fees incurred in the enforcement of the covenants and restrictions contained in this Agreement, to an injunction to restrain the violation of the terms of this Agreement.

6.                    Reasonableness; Severability.  Sellers acknowledge and agree that the restrictions placed on Sellers and the rights and remedies conferred on Buyer are reasonable in time, scope, and territory and are fully required to protect the legitimate business interests of Buyer without a disproportionate detriment to Sellers.  If any term or provision of this Agreement is determined to be invalid, illegal or unenforceable by any court, agency or tribunal of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Unless expressly provided in this Agreement to the contrary, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Agreement be performed as originally contemplated to the greatest extent possible. If the parties are unable to mutually agree upon a modification, the court, agency or tribunal of competent jurisdiction may sever the invalid, illegal or unenforceable provision from this Agreement, provided that such action shall not affect, impair, or invalidate the portion of this Agreement not determined to by invalid or unenforceable.

7.                    Miscellaneous.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Georgia (without regard to the conflicts of laws principles thereof).  This Agreement embodies the entire agreement and understanding between Buyer and Sellers with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and relating to the subject matter hereof.  Except as set forth in Section 6 of this Agreement, this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver, or discharge is sought to be enforced.  All of the terms of this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto, the Buyer Entities and their respective successors and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

BUYER:

ACSH URGENT CARE OF GEORGIA, LLC
a Georgia limited liability company

By:	/s/ Matthew D. Thompson
Name: Matthew D. Thompson
Title: Chief Financial Officer

SELLERS:

By:	/s/ Thinh D. Nguyen
Name: Thinh D. Nguyen, M.D

By:	/s/ Han C. Phan
Name Han C. Phan

[Signature page to Noncompetition and Confidentiality Agreement]

EXHIBIT D

CLOSING CERTIFICATE OF [PARTY1]

[PARTY1] (“Party1”), hereby certifies, represents and warrants as of October  _____, 2014 [CLOSING DATE] (the “Closing Date”) to [PARTY2] (“Party2”) as follows:

1.                    Each of the representations, warranties, covenants and agreements, which representations, warranties, covenants and agreements are incorporated herein as though set out in full herein, made by Party1 in that certain Asset Purchase Agreement dated as of October  , 2014, by and among Party1 and Party2 (the “Purchase Agreement”) (a) were true and correct in all respects on and as of the effective date of the Purchase Agreement, and (b) are true, and correct in all respects, and not breached, as of the Closing Date.

2.                    Each covenant and obligation of Party1 to be performed prior to or at Closing pursuant to the Purchase Agreement has been performed and all conditions to Closing have been satisfied (unless expressly waived by Party2).

3.                    The undersigned acknowledges that this Closing Certificate is being delivered to Party2 pursuant to the Purchase Agreement and that Party2 will rely on this Closing Certificate in closing the transactions contemplated by the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Closing Certificate has been executed by [Party 1] as of the Closing Date.

[PARTY 1]:

By:
Name:
Title:

[Signature Page to Closing Certificate]